Exhibit 99.1

News Release

Contact:
Investors	Media
Steve Shriner	Barry Koling
(404) 827-6714	(404) 230-5268

For Immediate Release

October 18, 2007

SunTrust Reports Third Quarter 2007 Earnings

Company Says Progress on Key Performance Initiatives Overshadowed by Earnings Impact of

Challenging Market Conditions

ATLANTA—SunTrust Banks, Inc. (NYSE: STI) today reported net income available to common shareholders for the third quarter of 2007 of $412.6 million compared to $535.6 million in the third quarter of 2006. Net income per average common diluted share was $1.18 compared to $1.47 in the third quarter of 2006. The results included approximately $161 million in net valuation losses, or $0.28 per diluted common share after tax, and $45 million in severance expenses, or $0.08 per diluted common share after tax.

“It’s disappointing that the positive impact of continuing progress in our broad-based program to drive enhanced shareholder value was overshadowed by the difficult market conditions that affected our industry in the third quarter and that, obviously, took a significant toll on our results,” said James M. Wells III, President and Chief Executive Officer of SunTrust.

Specifically, Mr. Wells noted that the positive impact of continued expense discipline and continued net interest margin expansion was, as anticipated, offset by a decline in market value of certain financial assets held by SunTrust and severance expense related to a previously announced efficiency initiative. Third quarter results also reflected a higher provision for loan losses attributable to the deterioration in the credit environment.

“Clearly, we are not immune to the deterioration in the housing market and related turmoil in the capital markets and change in the credit cycle,” Mr. Wells observed. “That said, we remain encouraged by the underlying strength in key product areas and by the progress of our ongoing drive to enhance productivity and efficiency across the Company.”

During the quarter, the Company recognized approximately $161 million in net valuation losses. The net losses pertained primarily to mark-to-market valuations on loan warehouses and trading assets and liabilities carried at fair value. Most of the losses are unrealized, and the Company continues to evaluate alternatives in order to maximize the economic value of these assets. The after-tax earnings impact of the $161 million in net valuation losses was $0.28 per diluted common share.

The Company also incurred $45 million in severance costs during the quarter. The severance costs are for employees impacted by the elimination of 2,400 jobs during 2007 and 2008. Approximately 1,000 employees were notified of position eliminations in late August. These positions were eliminated as part of the organization review aspect of the Company’s broad-based E2 Efficiency and Productivity Program.

Third Quarter 2007 Consolidated Highlights:

	3rd Quarter 2007		3rd Quarter 2006		% Change

Income Statement
(Dollars in millions, except per share data)
Net income available to common shareholders	$412.6		$535.6		(23)%
Net income available to common shareholders excluding severance charge	440.5		535.6		(18)%
Net income per average common diluted share	1.18		1.47		(20)%
Net income per average common diluted share excluding severance charge	1.26		1.47		(14)%
Revenue – fully taxable-equivalent	2,038.4		2,032.8		—%
Provision for loan losses	147.0		61.6		139%
Noninterest income	819.1		858.9		(5)%
Noninterest expense	1,291.2		1,205.5		7%
Noninterest expense excluding severance charge	1,246.2		1,205.5		3%
Net interest margin	3.18%		2.93%
Efficiency ratio	63.35%		59.30%
Efficiency ratio excluding severance charge	61.14%		59.30%

Balance Sheet
(Dollars in billions)
Average loans	$119.6		$120.7		(1)%
Average consumer and commercial deposits	96.7		97.6		(1)%

Capital
Tier 1 capital ratio (1)	7.45%		7.70%
Total average shareholders’ equity to total average assets	10.05%		9.78%
Tangible equity to tangible assets	6.32%		6.42%

Asset Quality
Net charge-offs to average loans (annualized) Nonperforming loans to total loans	0.34 0.83	% %	0.12 0.48	% %

(1) Current period Tier 1 capital ratio is estimated as of the earnings release date.

•

Net income available to common shareholders decreased 23% and net income per average common diluted share decreased 20% from the third quarter of 2006 due to lower noninterest income related to net valuation losses recognized primarily on loan warehouses and trading assets carried at fair value and higher provision for loan losses.

•	Fully taxable-equivalent revenue was flat compared to the third quarter of 2006, as net interest income growth was offset by the decline in noninterest income.
•

Fully taxable-equivalent net interest income increased 4% from the third quarter of 2006. Net interest margin for the third quarter of 2007 was 3.18%, a 25 basis point improvement from the third quarter of 2006. The increase in net interest margin was largely the result of balance sheet management strategies executed in the first and second quarters of 2007.

•

Noninterest income declined 5% from the third quarter of 2006, driven primarily by the mark-to-market losses on loan warehouses and trading assets carried at fair value. The impact of these unrealized valuation losses was partially offset by growth in service charges on deposit accounts, retail investment services, and mortgage servicing income.

•

Noninterest expense increased 7% from the third quarter of 2006, driven by $49.5 million in net initial implementation costs associated with the E2 initiatives, approximately $32 million resulting from the Company’s election to record at fair value certain newly-originated mortgage loans held for sale, a $33.6 million decrease in the accrued liability associated with a capital instrument that the Company intends to call and replace in the fourth quarter, and a $9.8 million charge resulting from the early extinguishment of debt. Excluding the impact of these third quarter of 2007 items, noninterest expense grew approximately 2.6%, driven primarily by increased operating losses.

•

Total average loans and total average consumer and commercial deposits decreased 1% from the third quarter of 2006. The decline in average loans was due to loan sales associated with specific balance sheet management strategies that began in the second quarter of 2006 and were accelerated in the first half of 2007. The decline in average consumer and commercial deposits was driven mainly by declines in demand deposit, money market, and savings account balances.

•

The estimated Tier 1 capital, total average shareholders’ equity to total average assets, and tangible equity to tangible asset ratios were 7.45%, 10.05%, and 6.32%, respectively. The Company maintains a Tier 1 capital ratio target of 7.5%.

•

Given the flexibility gained through the capital restructuring program and balance sheet management strategies executed in the first half of 2007, the Company repurchased 10.2 million shares of common stock for approximately $850 million through an accelerated share repurchase agreement and open-market purchases year-to-date.

•

Annualized net charge-offs were 0.34% of average loans for the third quarter of 2007, up from 0.12% of average loans in the third quarter of 2006 and 0.30% of average loans in the second quarter of 2007. The increase reflects the change in the credit cycle from the historically low net charge-offs experienced in the first nine months of 2006 and the negative impact from deterioration in certain segments of the consumer and residential real estate market. The increase in net charge-offs from the third quarter of 2006 was most pronounced in the home equity, residential mortgage, and commercial categories, though the increase in commercial was primarily related to a single borrower.

•

Nonperforming loans to total loans increased to 0.83% as of September 30, 2007, from 0.48% as of September 30, 2006, due mainly to an increase in residential mortgage and real estate construction nonperforming loans. The increase in residential mortgage nonperforming loans was driven by the maturation of this portfolio and the deterioration of credit quality in Alt-A mortgage loans and home equity lines, of which the majority are well-collateralized or insured. The increase in real estate construction nonperforming loans is reflective of the overall weakening of the housing market.

CONSOLIDATED FINANCIAL PERFORMANCE

Revenue

Fully taxable-equivalent revenue was $2,038.4 million for the third quarter of 2007, which was flat compared to the third quarter of 2006, driven by net interest income growth that offset the decline in noninterest income. On a sequential annualized basis, fully taxable-equivalent revenue decreased 57% from the second quarter of 2007. Excluding securities gains and losses including the sale of The Coca-Cola Company stock in May 2007, fully taxable-equivalent revenue decreased 19% from the second quarter of 2007 on a sequential annualized basis primarily due to approximately $161 million of net valuation losses incurred in the third quarter of 2007.

For the nine months ended September 30, 2007, fully taxable-equivalent revenue was $6,480.1 million, up 5% from the same period in 2006. Excluding securities gains and losses and the net gain on sale of the Bond Trustee business, fully taxable-equivalent revenue was up 2% from the nine months ended September 30, 2006, due to modest growth in both net interest income and noninterest income.

Net Interest Income

Fully taxable-equivalent net interest income was $1,219.2 million in the third quarter of 2007, an increase of 4% from the third quarter of 2006. Net interest margin for the third quarter of 2007 was 3.18%, a 25 basis point improvement from the third quarter of 2006. On a sequential annualized basis, fully taxable-equivalent net interest income was flat compared to the second quarter of 2007. However, net interest margin increased 8 basis points from the second quarter of 2007, marking the third consecutive 8 basis point sequential quarter improvement. The continued improvement in net interest margin was driven mainly by balance sheet management strategies executed in the first half of this year, which has resulted in improved yields on earning assets, as well as de-leveraging the balance sheet and reducing the level of higher-cost wholesale funding. Average earning asset yields increased 8 basis points compared to the second quarter of 2007, while average interest bearing liability costs declined 1 basis point resulting in a 9 basis point increase in the interest rate spread.

For the nine months ended September 30, 2007, fully taxable-equivalent net interest income was $3,627.5 million, up 2% from the same period in 2006. Net interest margin for the nine months ended September 30, 2007 was 3.10%, an 8 basis point improvement over the same period in 2006. The improvement in fully taxable-equivalent net interest income and net interest margin over this period is mainly attributable to balance sheet management strategies executed this year.

Noninterest Income

Total noninterest income was $819.1 million for the third quarter of 2007, down 5% from the third quarter of 2006. The third quarter of 2006 included a $112.8 million gain, net of related expenses, on the sale of the Bond Trustee business, as well as $91.8 million in net securities losses resulting from the restructuring of a portion of the securities portfolio. The net impact of these transactions was a positive $21.0 million to total noninterest income in the third quarter of 2006. The other significant driver of the decline in noninterest income was the market value losses recognized on loan warehouses and trading assets carried at fair value. Specifically, in the third quarter of 2007, the Company incurred a net negative mark-to-market adjustment of approximately $161 million driven by market value declines in securitization warehouses, trading assets, and mortgage loans held for sale, as well as a positive mark on long-term corporate debt carried at fair value. The net impact of these adjustments caused a decline in trading account profits and commissions compared to the third quarter of 2006. However, trading account profits and commissions was positively impacted by stronger customer related trading activities, primarily derivatives. The negative market value losses recognized on mortgage loans held for sale was the key driver of the 74% decline in mortgage production income. The decline in mortgage production income was partially offset by the Company’s second quarter of 2007 election to record at fair value certain newly-originated mortgage loans held for sale, resulting in loan fees being recognized at time of origination rather than deferred and recognized as part of the gain/loss on sale.

Partially offsetting these reductions to noninterest income was growth in several areas, including trust and investment management income, service charges on deposit accounts, retail investment services, other charges and fees, card fees, and mortgage servicing-related income. Trust and investment management income grew 1% compared to the third quarter of 2006; however, this growth rate was negatively impacted by the merger of Lighthouse Partners into Lighthouse Investment Partners in the first quarter of 2007 and the sale of the Bond Trustee business in the third quarter of 2006. Growth in retail investment services income of 28% was driven by strong annuity sales. Growth in card fees of 9% was due to higher interchange fees. Growth in mortgage servicing income of 56% was primarily due to a larger servicing portfolio.

For the nine months ended September 30, 2007, noninterest income was $2,852.7 million, an increase of 10% from the same period in 2006. Excluding securities gains and losses and the net gain on sale of the Bond Trustee business, noninterest income increased 2% compared to the nine months ended September 30, 2006. The factors contributing to the growth were similar to those noted for the growth over the same quarter of last year.

Noninterest Expense

Total noninterest expense in the third quarter of 2007 was $1,291.2 million, up 7% from the third quarter of 2006. The third quarter of 2007 expense level was impacted by the following items:

•

$49.5 million increase resulting from initial implementation costs associated with the E2 initiatives incurred in the third quarter of 2007, of which $45.0 million was due to severance charges associated with the organizational review component of the Company’s E2 Efficiency and Productivity Program. These initiatives generated $59.5 million of cost saves in the third quarter of 2007 and $140.1 million of cost saves thus far in 2007.

•

Approximately $32 million increase in compensation expense related to the Company’s election to record at fair value certain newly-originated mortgage loans held for sale. Under this election, costs associated with the origination of mortgage loans held for sale are recognized as a component of compensation expense when the loan is originated. Prior to the fair value election, these costs were deferred and recognized as part of the gain/loss on sale of the loan.

•	$33.6 million decrease in the accrued liability associated with a capital instrument that the Company intends to call and replace in the fourth quarter.
•

$9.8 million increase in other expense for the loss on early retirement of fixed rate debt that was carried at cost. The debt was not part of the Company’s fair value election as the interest on the debt was not being hedged.

Excluding the impact of the above items, expense growth was approximately 2.6% in the third quarter of 2007 relative to the same quarter last year, demonstrating the impact the E2 initiatives had on controlling expense growth. This incremental expense growth was driven by a $42.2 million increase in operating losses primarily related to application fraud associated with mortgage loans.

For the nine months ended September 30, 2007, noninterest expense was $3,778.4 million, an increase of 4% compared to the same period in 2006. The factors impacting noninterest expense were similar to those noted for the growth over the same quarter of last year. Please refer to the Third Quarter 2007 Earnings Presentation for further information on year-to-date expense growth.

Balance Sheet

As of September 30, 2007, SunTrust had total assets of $175.9 billion. Shareholders’ equity of $17.9 billion as of September 30, 2007, represented 10% of total assets. Book value per common share was $50.01 as of September 30, 2007.

Loans

Average loans for the third quarter of 2007 were $119.6 billion, down $1.2 billion, or 1%, from the third quarter of 2006. The decline was due to balance sheet management strategies implemented since the second quarter of 2006 and accelerated in the first half of 2007. The strategies resulted in the sale of nearly $10 billion in loans over the past year, primarily comprised of mortgage, student, and corporate loans. Taking into account these loan sales, the Company had underlying loan growth across most categories. Compared to the second quarter of 2007, average loans were up $1.4 billion, or 5% on a sequential annualized basis, primarily driven by commercial loan growth.

Deposits

Average consumer and commercial deposits for the third quarter of 2007 were $96.7 billion, down 1% from the third quarter of 2006. The decrease in deposits was driven by declines in demand deposit, money market, and savings account balances. Given the higher-rate environment as compared to 2006, customer preference has been for higher-yielding products. This demand has driven the continuation of the deposit mix shift away from lower-rate products, such as demand deposits, toward higher-rate products, such as time deposits, the Company’s Signature Advantage deposit product, or other alternative investment products with higher rates. The alternative investment products include securities sold under agreements to repurchase and off-balance sheet products, such as STI Classic money market mutual funds. Total brokered and foreign deposits declined 24% from the third quarter of 2006, as the Company strategically reduced the size of its loan and securities portfolios thereby reducing reliance on these higher cost funding sources.

On a sequential annualized basis, average consumer and commercial deposits decreased 5% from the second quarter of 2007, driven by a 17% sequential annualized decrease in demand deposits. The third quarter is typically the weakest growth quarter of the year due to seasonality. The Company continues to aggressively pursue deposit growth initiatives.

Capital

The estimated Tier 1 capital and tangible equity to tangible asset ratios at September 30, 2007 were 7.45% and 6.32%, a decline of 25 and 10 basis points, respectively, compared to September 30, 2006. In the second half of 2006, the Company executed a capital restructuring program and established a Tier 1 capital ratio target of 7.5%. Given the flexibility gained through the capital restructuring program and balance sheet management strategies, the Company repurchased 8.7 million shares of common stock for approximately $850 million through an accelerated share repurchase agreement and open-market purchases during the second quarter of 2007. Upon expiration of the accelerated share repurchase agreement, which resulted in the repurchase of 8.0 million shares in the second quarter, the Company received, without additional payment, an additional 1.5 million shares in the third quarter. As a result, year-to-date the Company has repurchased approximately 10.2 million shares.

Asset Quality

Annualized net charge-offs in the third quarter of 2007 were 0.34% of average loans, up from 0.12% in the third quarter of 2006 and 0.30% in the second quarter of 2007. Net charge-offs were $103.7 million in the third quarter of 2007, as compared to $36.1 million in the third quarter of 2006 and $88.3 million in the second quarter of 2007. The increase in net charge-offs over the third quarter of 2006 reflects the change in the credit cycle from historically low net charge-offs experienced in the first nine months of 2006 and the negative impact from deterioration in certain segments of the consumer and residential real estate market. The increase in net charge-offs from the third quarter of 2006 was most pronounced in the home equity, residential mortgage, and commercial categories, though the increase in commercial was primarily related to a single borrower. The increase compared to the second quarter of 2007 was most pronounced in the home equity and indirect consumer categories.

Nonperforming loans were $1,003.8 million, or 0.83% of total loans as of September 30, 2007, compared to $585.4 million, or 0.48% of total loans as of September 30, 2006 and $764.6 million, or 0.64% of total loans as of June 30, 2007. The increase in nonperforming loans compared to both periods was mainly due to an increase in residential mortgage and real estate construction nonperforming loans. The increase in residential mortgage nonperforming loans was driven by the maturation of this portfolio and the deterioration of credit quality in Alt-A mortgage loans and home equity lines, of which the majority is well-collateralized or insured. The increase in real estate construction nonperforming loans is reflective of the overall weakening of the housing market.

The allowance for loan and lease losses increased $43.3 million from June 30, 2007 to $1,093.7 million as of September 30, 2007. The increase in the allowance for loan and lease losses was attributable to a $2.0 billion increase in period-end loans compared to June 30, 2007 and the deterioration in certain segments of the consumer and residential real estate market, and resulted in a $42.3 million increase in provision for loan losses compared to the second quarter of 2007. The allowance for loan and lease losses as of September 30, 2007 represented 0.91% of period-end loans compared to 0.88% as of June 30, 2007. The allowance for loan and lease losses as of September 30, 2007 represented 109% of period-end nonperforming loans.

LINE OF BUSINESS FINANCIAL PERFORMANCE

The following discussion details results for SunTrust’s five business lines: Retail, Commercial, Corporate and Investment Banking, Mortgage, and Wealth and Investment Management. All revenue is reported on a fully taxable-equivalent basis. For the lines of business, results include net interest income which is computed using matched-maturity funds transfer pricing. Further, provision expense is represented by net charge-offs.

SunTrust also reports results for Corporate Other and Treasury, which includes the Treasury department as well as the residual expense associated with operational and support expense allocations. This segment also includes differences created between internal management accounting practices and Generally Accepted Accounting Principles, certain matched-maturity funds transfer pricing credits and charges, differences in provision expense compared to net charge-offs, as well as equity and its related impact.

Retail

preliminary data (in millions)	3rd Quarter 2007	3rd Quarter 2006	% Change
Net income	$153.0	$180.9	(15) %

Revenue - fully taxable-equivalent	856.8	852.2	1

Average total loans	32,065.8	30,834.6	4

Average total deposits	67,401.6	69,660.0	(3)

Three Months Ended September 30, 2007 vs. 2006

Retail’s net income for the third quarter of 2007 was $153.0 million, a decrease of $27.9 million, or 15%, compared to the third quarter of 2006. This decrease was primarily the result of higher provision expense and lower net interest income, partially offset by higher noninterest income.

Net interest income declined $10.5 million, or 2%, driven by a $2.3 billion, or 3%, decline in average deposits. Deposit spreads improved slightly despite the continued trend in customer preference towards higher-yielding deposit products. Specifically, increases in higher-cost NOW account products were offset by declines in lower-cost money market and demand deposit products. Total average loans increased $1.2 billion, or 4%, driven by growth in home equity, business banking, and newly-originated student loans. Retail continued to decrease its exposure to relatively low spread student consolidation loans where loans held for sale average balances declined $304 million, or 40%.

Provision for loan losses increased $45.3 million reflecting normalization of the credit cycle from historically low levels, as well as additional negative impact from the current deterioration in certain segments of the consumer portfolio, primarily related to the residential real estate market. The provision increase was most pronounced in the home equity and indirect auto products but also increased for commercial loans.

Total noninterest income increased $15.2 million, or 6%, from the third quarter of 2006. This increase was driven primarily by an 11% increase in service charges on deposit accounts from both consumer and business clients. Interchange and ATM fees also grew. Partially offsetting the fee income growth was a decrease in gains on sales of student loans.

Total noninterest expense increased $4.0 million, or less than 1%, from the third quarter of 2006. Increases in personnel expense related to investments in the branch distribution network and business banking were offset by a decrease in shared corporate expense allocations.

Nine Months Ended September 30, 2007 vs. 2006

Retail’s net income for the nine months ended September 30, 2007 was $475.6 million, a decrease of $63.5 million, or 12%, compared to the same period in 2006. The decrease was primarily the result of higher provision expense and lower net interest income, partially offset by higher noninterest income.

Net interest income decreased $21.1 million, or 1%, driven by the continued shift in deposit mix to higher-rate deposit products resulting in compressed spreads. Average deposits decreased $342.9 million, less than 1%, as increases in higher-cost time deposits and certain NOW account products were offset by declines in lower-cost money market and demand deposit balances. Net interest income from deposits decreased only 2% despite the shift to higher cost deposit products. Net interest income was also negatively impacted by a $768 million, or 55%, decrease in average loans held for sale, as Retail has decreased its exposure to relatively low spread student consolidation loans. Positively impacting net interest income was a $791 million, or 3%, increase in average loans driven by growth in home equity loans and business banking loans. These increases were partially offset by a decrease in indirect auto loans, direct installment, and newly-originated student loans.

Provision for loan losses increased $100.3 million reflecting normalization of the credit cycle from historically low levels and deterioration in certain segments of the consumer portfolio, primarily related to the residential real estate market. The increase was most pronounced in home equity and indirect auto products.

Total noninterest income increased $18.6 million, or 2%. The increase was due to growth in service charges on deposit accounts driven by higher consumer and business client fees. Interchange income also grew driven by higher transaction volumes. These increases were partially offset by a decrease in gains on sales of student loans.

Total noninterest expense was flat compared to the same period in 2006. Decreases in amortization of core deposit intangibles and new loan production expense were partially offset by an increase in personnel expense related to investments in the branch distribution network and business banking.

Commercial

preliminary data (in millions)	3rd Quarter 2007	3rd Quarter 2006	% Change
Net income	$105.0	$109.1	(4) %

Revenue - fully taxable-equivalent	302.4	312.1	(3)

Average total loans	33,016.6	32,985.9	–

Average total deposits	14,031.7	13,601.1	5

Three Months Ended September 30, 2007 vs. 2006

Commercial’s net income for the third quarter of 2007 was $105.0 million, a decrease of $4.1 million, or 4%. The decrease was primarily the result of lower net interest income partially offset by higher noninterest income.

Net interest income decreased $14.1 million, or 6%. Although average deposits increased $430.6 million, or 3%, the continued shift in deposit mix to higher-rate deposit products decreased net interest income by $6.1 million. This compression in deposit spreads was primarily due to a decrease in demand deposits, as customers redeployed liquidity in the current rate environment to higher-yielding NOW accounts and off balance sheet sweep products. The increase in average deposits was driven by increases in institutional and government deposits, partially offset by decreases in lower-cost demand deposits and money market accounts. Average loans were relatively flat, increasing $30.8 million, while net interest income decreased $8.2 million, or 5%. While commercial domestic loan spreads were up slightly, commercial real estate spreads decreased.

Provision for loan losses was $3.0 million, an increase of $1.3 million compared to the third quarter of 2006.

Total noninterest income increased $4.5 million, or 6%, driven by increases in service charges on deposit accounts and higher referral revenues from the BankCard, equipment leasing, and capital markets products, partially offset by a decrease in business credit card income.

Total noninterest expense was relatively flat, increasing $0.8 million. Decreases in staff expense, credit and collection services, and shared corporate expense were more than offset by increased Affordable Housing- related expenses.

Nine Months Ended September 30, 2007 vs. 2006

Commercial’s net income for the nine months ended September 30, 2007 was $303.9 million, a decrease of $14.8 million, or 5%. The decrease was primarily driven by a decline in net interest income and higher provision expense, partially offset by higher noninterest income and lower noninterest expense.

Net interest income decreased $32.5 million, or 5%. Although average deposits increased $527.7 million, or 4%, the continued shift in deposit mix to higher-rate deposit products decreased net interest income $26.9 million. This compression in deposit spreads was primarily due to a decrease in demand deposits, as customers redeployed liquidity in the current rate environment to higher-yielding NOW accounts and off balance sheet sweep products. The increase in average deposits was driven by increases in institutional and government deposits, partially offset by decreases in lower-cost demand deposits and money market accounts. Average loans increased $565.0 million, or 2%, while net interest income decreased $4.5 million, or 1%. While commercial loan spreads were up slightly, commercial real estate spreads decreased.

Provision for loan losses increased $6.5 million compared to the same period in 2006.

Total noninterest income increased $7.8 million, or 4%, driven by increases in service charges on deposit accounts and higher referral revenues from the BankCard and capital markets products, partially offset by a decrease in business credit card income.

Total noninterest expense decreased $3.4 million, or 1%. Decreases in credit and collection services expense, various discretionary expenses, and shared corporate expenses were partially offset by increased Affordable Housing-related expenses.

Corporate and Investment Banking

preliminary data (in millions)	3rd Quarter 2007	3rd Quarter 2006	% Change
Net income	$(14.2)	$45.1	NM %

Revenue - fully taxable-equivalent	100.8	195.6	(48)

Average total loans	15,959.1	16,693.4	(4)

Average total deposits	3,462.2	2,885.3	20

“NM”—Not meaningful

Three Months Ended September 30, 2007 vs. 2006

Corporate and Investment Banking had a net loss of $14.2 million for the third quarter of 2007, a decrease of $59.2 million compared to the prior year. The decrease was driven by write-downs and losses primarily in securitization warehouses due to capital markets volatility associated with turmoil in the mortgage industry, lack of loan liquidity, and widening credit spreads.

Net interest income was relatively flat, decreasing $0.2 million. Average loan balances decreased $734.3 million, or 4%, while the corresponding net interest income increased 1% due to a 5 basis point increase in spreads. The decline in balances was driven by a $1.9 billion structured asset sale of corporate loans in the first quarter of 2007, partially offset by growth in corporate banking loans and lease financing assets. Total average deposits were up $576.9 million, or 20%, while net interest income was down $0.2 million. This increase in balances was primarily in higher cost money market accounts.

Provision for loan losses was $13.6 million, an increase of $7.8 million from the same period in 2006.

Total noninterest income decreased $94.6 million, or 67%. The decrease was primarily driven by write-downs and losses of approximately $121 million in collateralized debt obligations, mortgage-backed securities and collateralized loan obligation warehouses carried at fair value. Partially offsetting these losses were record performances in derivatives, structured leasing, and tax-exempt underwriting revenues, up 115%, 216%, and 42%, respectively.

Total noninterest expense decreased $8.3 million, or 7%, driven primarily by lower incentive-based compensation expense tied to revenue.

Nine Months Ended September 30, 2007 vs. 2006

Corporate and Investment Banking’s net income for the nine months ended September 30, 2007 was $99.0 million, a decrease of $66.6 million, or 40%. The decrease was driven by write-downs and losses primarily in securitization warehouses due to capital markets volatility created by turmoil in the mortgage industry, lack of loan liquidity, and widening credit spreads. In addition, higher provision for loan losses expense and lower net interest income contributed to the decline.

Net interest income decreased $15.2 million, or 8%. Average loan balances decreased $541.0 million, or 3%, while spreads declined 10 basis points resulting in a 13% decrease in loan related net interest income. The decline in balances was driven by a $1.9 billion structured asset sale of corporate loans in the first quarter of 2007, partially offset by growth in the corporate banking loans and lease financing assets. Total deposits were down $168.5 million, or 5%, driven by a decline in corporate demand deposit balances. Deposit related net interest income was down $3.8 million, or 8%, as deposit spreads dropped 21 basis points due to a shift to higher cost money market accounts. Partially offsetting these declines was improved net interest income on investments due to higher balances and favorable spreads.

Provision for loan losses was $30.4 million increasing from $5.0 million in the same period of 2006.

Total noninterest income decreased $65.5 million, or 14%. The decrease was primarily driven by write-downs and losses of approximately $134 million in collateralized debt obligations, mortgage-backed securities, and collateralized loan obligation warehouses carried at fair value, most of which occurred during the third quarter of 2007. Additional weakness in fixed income trading, equity offerings, loan related fees, and M&A was partially offset by strong performance in bond originations, corporate loan syndications, derivatives, and structured leasing.

Total noninterest expense decreased $0.1 million, driven by lower compensation expense resulting from lower revenue and lower shared corporate expenses, offset by the reversal of leveraged lease expense in the second quarter of 2006, increased salary expense, and higher outside processing expenses.

Mortgage

preliminary data (in millions)	3rd Quarter 2007	3rd Quarter 2006	% Change
Net income	$(12.0)	$64.2	NM %

Revenue - fully taxable-equivalent	221.5	253.6	(13)

Average total loans	30,084.2	31,619.8	(5)

Average total deposits	2,322.9	1,998.8	16

“NM” – Not meaningful

Three Months Ended September 30, 2007 vs 2006

Mortgage had a net loss of $12.0 million for the third quarter of 2007, a decrease in net income of $76.2 million. The decline was primarily a result of net valuation losses on the mortgage warehouse driven by mortgage spread widening and credit-related losses resulting from turmoil in the mortgage markets. Mortgage experienced approximately $88 million in losses from mortgage spread widening in the third quarter of 2007.

Net interest income decreased $23.9 million, or 15%. The decline was driven by decreases in average loans held for investment and average loans held for sale at compressed spreads, partially offset by higher investment securities balances. Average loans, primarily consumer mortgages and residential construction loans, declined $1.5 billion, or 5%, and resulted in a reduction in net interest income of $19.4 million. The decline in loans was a result of balance sheet management strategies initiated in the second half of 2006 and accelerated in the first half of 2007. Average loans held for sale declined $0.5 billion. The balance decline in conjunction with compressed spreads reduced net interest income $12.3 million. Offsetting these reductions was an increase in average investment securities of $4.0 billion which contributed $8.0 million to the change in net interest income.

Provision for loan losses increased $11.0 million to $11.7 million driven by higher consumer mortgage charge-offs.

Total noninterest income declined $8.2 million, or 8%, due to lower production income partially offset by higher servicing income. Total loan production of $12.6 billion was down $1.1 billion, or 8%, from the third quarter 2006. Production income declined $29.3 million, or 60%, due to net valuation losses caused by spread widening in mortgage markets partially offset by the recognition of loan origination fees resulting from the Company’s election to record certain mortgage loans at fair value beginning in May 2007. Mortgage servicing income was up $20.5 million, or 56%, principally due to higher fee income derived from a larger servicing portfolio. At September 30, 2007, total loans serviced were $149.9 billion, up 20% from $124.8 billion at September 30, 2006.

Total noninterest expense was up $81.3 million, or 53%. The major drivers of the higher expense were a $35.0 million increase in operating losses, primarily due to loan application fraud related to customer misstatements of income and/or assets on Alt-A products originated in prior periods, and the recognition of loan origination costs resulting from the Company’s election to record certain mortgage loans at fair value in May 2007. The remaining increase was driven by other credit-related and growth- related costs.

Nine Months Ended September 30, 2007 vs 2006

Mortgage’s net income for the nine months ended September 30, 2007 was $37.6 million, a decline of $166.2 million, or 82%. The decline was a result of net valuation losses on the mortgage warehouse driven by mortgage spread widening and credit-related losses resulting from turmoil in the mortgage markets. Additionally, lower secondary marketing margins and higher growth and volume-related expense were partially offset by higher servicing income. Mortgage experienced approximately $88 million in losses from mortgage spread widening in the third quarter of 2007.

Net interest income declined $55.9 million, or 12%, principally due to declines in income on loans held for investment and loans held for sale at lower spreads, partially offset by increased income on deposits and investment securities. Total average loans were down $0.2 billion. The volume decline in conjunction with lower spreads resulted in a $36.5 million decline in net interest income. Loans held for sale increased $1.8 billion, however, compressed spreads resulted in a decline in net interest income of $31.8 million. Additionally, mortgage servicing rights increased $0.2 billion and combined with increased funding costs resulted in a $12.3 million decline in net interest income. Deposits were up $0.4 billion due to higher escrow balances and contributed $16.5 million to the change in net interest income. Investment securities were up $2.6 billion positively impacting the change in net interest income by $5.5 million.

Provision for loan losses was $35.0 million an increase of $29.3 million driven by higher consumer mortgage charge-offs.

Total noninterest income declined $53.5 million, or 17%, driven by lower production income that was partially offset by higher servicing income and other miscellaneous income. Total production of $45.4 billion was up $5.1 billion, or 13%, over the prior year. Production income declined $100.5 million due to narrower secondary marketing margins, as well as net valuation losses on the mortgage warehouse resulting from mortgage spread widening and credit-related charges. The decline in production income was partially offset by the recognition of loan origination fees resulting from the Company’s election to record certain mortgage loans at fair value in May of 2007. Total servicing income was up $25.1 million, or 23%, principally due to higher servicing balances and lower mortgage servicing rights amortization, partially offset by lower gains on sales of mortgage servicing rights. Other income was up $21.9 million due to increases in insurance income and trading account income. At September 30, 2007, total loans serviced were $149.9 billion, up 20% from $124.8 billion at September 30, 2006.

Total noninterest expense increased $132.0 million, or 29%. The major drivers of the higher expense were a $54.4 million increase in operating losses, primarily due to loan application fraud related to customer misstatements of income and/or assets on Alt-A products originated in prior periods, and the recognition of loan origination costs resulting from the Company’s election to record certain mortgage loans at fair value beginning in May 2007. The remaining increase was driven by other credit-related and growth-related costs.

Wealth and Investment Management

preliminary data (in millions)	3rd Quarter 2007	3rd Quarter 2006	% Change
Net income	$60.4	$123.2	(51) %

Revenue - fully taxable-equivalent	343.1	447.8	(23)

Average total loans	7,848.9	8,128.0	(3)

Average total deposits	9,608.3	9,534.1	1

Three Months Ended September 30, 2007 vs. 2006

Wealth and Investment Management’s net income for the third quarter of 2007 was $60.4 million, a decrease of $62.8 million, or 51%. The decrease was primarily due to the $69.9 million after-tax gain on sale of the Bond Trustee business in the third quarter of 2006. Excluding the gain on sale of the Bond Trustee business, net income increased $7.1 million or 13%. The increase was primarily driven by strong growth in retail investment income and lower noninterest expenses. These benefits were partially offset by the impact of the merger of Lighthouse Partners into Lighthouse Investment Partners in the first quarter of 2007, the loss of trust revenue due to the sale of the Bond Trustee business, and lower net interest income.

Net interest income decreased $7.2 million, or 8%, primarily due to a shift in deposit mix to higher cost deposits. Average deposits increased $0.1 billion, or 1%, due to an increase in higher-cost NOW accounts and time deposits, partially offset by declines in lower-cost demand and money market deposits resulting in a $4.8 million decrease in net interest income. Average loans decreased $0.3 billion, or 3%, reducing net interest income $2.2 million. The decline in average loans was driven by lower consumer mortgage and commercial lending balances, partially offset by growth in personal credit lines.

Provision for loan losses increased $1.2 million primarily due to higher home equity net charge-offs.

Total noninterest income decreased $97.4 million, or 27%, primarily driven by the $112.8 million third quarter 2006 gain on sale of the Bond Trustee business and the resulting loss in trust revenue. Despite lost trust revenue from the Lighthouse Partners merger in the first quarter of 2007 and the Bond Trustee sale, total trust income rose $1.4 million, or 1%. Retail investment income increased $15.4 million, or 28%, with particularly strong growth in annuity sales.

Total noninterest expense decreased $5.5 million, or 2%. Higher compensation expense related to retail investment sales was more than offset by decreases in discretionary expense, lower Lighthouse related expense, and a reduction in shared corporate expenses.

End of period assets under management were approximately $142.9 billion compared to $138.6 billion as of the same period last year. Approximately $5.4 billion in Lighthouse Partners assets were merged into Lighthouse Investment Partners and are not included in the September 30, 2007 total. Assets under management include individually managed assets, the STI Classic Funds, institutional assets managed by Trusco Capital Management, and participant-directed retirement accounts. SunTrust’s total assets under advisement were approximately $253.0 billion, which includes $142.9 billion in assets under management, $59.3 billion in non-managed trust assets, $42.4 billion in retail brokerage assets, and $8.5 billion in non-managed corporate trust assets.

Nine Months Ended September 30, 2007 vs. 2006

Wealth and Investment Management’s net income for the nine months ended September 30, 2007 was $181.5 million, a decrease of $46.5 million, or 20%. The decrease was primarily due to the $69.9 million after-tax gain on sale of the Bond Trustee business in the third quarter of 2006. Excluding the gain on sale of the Bond Trustee business, net income increased $23.4 million, or 15%, and was driven by an after-tax gain on sale upon merger of Lighthouse Partners into Lighthouse Investment Partners of $20.2 million and increased retail investment income, partially offset by lower net interest income and higher noninterest expenses.

Net interest income decreased $12.5 million, or 5%, as the continued shift in deposit mix to higher cost products compressed spreads. Average deposits increased $0.5 billion, or 5%, due to increases in higher-cost NOW account products and time deposit balances, partially offset by decreases in lower-cost demand and money market deposits which reduced deposit spreads 27 basis points and net interest income $10.0 million. Average loans decreased $0.1 billion, or 1%, resulting in a $3.2 million decline in net interest income. The decline in average loans was driven by lower consumer mortgages and commercial loans, partially offset by growth in personal credit lines.

Provision for loan losses increased $4.2 million primarily due to higher home equity and personal credit lines net charge-offs.

Total noninterest income decreased $53.3 million, or 6%, primarily driven by the $112.8 million gain on sale of the Bond Trustee business in the third quarter of 2006. Excluding this gain, noninterest income increased $59.5 million, due to a $32.3 million gain on sale upon merger of Lighthouse Partners, as well as strong growth in retail investment income which increased $37.4 million, or 23%, mainly due to increased annuity sales. Negatively impacting noninterest income was the loss of trust revenues from the Lighthouse Partners merger and sale of the Bond Trustee business.

Total noninterest expense increased $5.9 million, or 1%. Growth was primarily attributable to increases in staff and intangible amortization expenses, partially offset by a decrease in shared corporate expenses.

Corporate Other and Treasury

preliminary data (in millions)	3rd Quarter 2007	3rd Quarter 2006	% Change
Net income	$127.9	$13.2	NM %

Average securities available for sale	14,935.9	23,869.1	(37)

“NM” – Not meaningful

Three Months Ended September 30, 2007 vs. 2006

Corporate Other and Treasury’s net income for the third quarter of 2007 was $127.9 million, an increase of $114.7 million compared to the third quarter of 2006. The increase was mainly driven by higher net interest income due to balance sheet management strategies executed in the first half of the year, an increase in noninterest income due to securities losses incurred in the third quarter of 2006, and net valuation gains recorded on securities and long-term corporate debt carried at fair value.

Net interest income increased $101.3 million mainly due to the execution of balance sheet management strategies which improved the yield on the securities portfolio and deleveraged the balance sheet reducing reliance on higher-cost wholesale funding. Total average assets decreased $9.0 billion, or 28%, mainly due to the reduction in the size of the investment portfolio. Total average deposits decreased $6.9 billion, or 25%, mainly due to a decrease in brokered and foreign deposits as the Company reduced its reliance on wholesale funding sources.

Provision for loan losses, which predominantly represents the difference between consolidated provision for loan losses and net charge-offs for the lines of business, increased $18.8 million. The increase is the result of the Company increasing the allowance for loan losses $43.3 million in the third quarter of 2007 compared to a $25.5 million increase in the third quarter of 2006.

Total noninterest income increased $140.8 million. This was mainly due to securities losses of $91.5 million incurred in the third quarter of 2006 and a $61.7 million increase in trading income due to net valuation gains recorded on securities and the Company’s long-term corporate debt carried at fair value.

Total noninterest expense increased $13.5 million compared to the third quarter of 2006. This increase included $45 million in severance costs associated with the E2 initiative. This increase was partially offset by a $33.6 million decrease in the accrued liability associated with a capital instrument that the Company intends to call and replace in the fourth quarter. Additionally, reductions in total staff expense in support functions and consulting expenses demonstrates the continued impact the E2 Efficiency and Productivity Program had on controlling expense growth.

Nine Months Ended September 30, 2007 vs. 2006

Corporate Other and Treasury’s net income for the nine months ended September 30, 2007 was $525.4 million, an increase of $369.4 million compared to the same period in 2006. The increase was mainly driven by an increase in net interest income due to balance sheet management strategies executed in the first half of this year, a $145.6 million after-tax gain on sale of The Coca-Cola Company stock, securities losses resulting from the securities portfolio repositioning in the third quarter of 2006, and a net valuation gain on securities and long-term corporate debt carried at fair value.

Net interest income increased $201.4 million mainly due to the aforementioned balance sheet management strategies which improved the yield on the securities portfolio and reduced the Company’s reliance on wholesale funding sources. Total average assets decreased $6.3 billion, or 19%, primarily due to a reduction in the size of the securities portfolio. Total average deposits decreased $2.8 billion, or 11%, mainly due to a decrease in brokered and foreign deposits.

Provision for loan losses, which predominantly represents the difference between consolidated provision for loan losses and net charge-offs for the lines of business, decreased $4.4 million, or 7%.

Total noninterest income increased $412.7 million. This was mainly driven by the $234.8 million gain on sale of The Coca-Cola Company stock, securities losses resulting from the securities portfolio repositioning in the third quarter of 2006, and $114.7 million increase in trading income due to net valuation gains recorded on securities and the Company’s long-term corporate debt carried at fair value.

Total noninterest expense decreased $1.2 million compared to the same period in 2006. Included in the nine months ended September 30, 2007, was $50.7 million in initial implementation costs associated with the E2 initiative, of which $45 million was severance. Positively impacting noninterest expense was a $33.6 million decrease in the accrued liability associated with a capital instrument that the Company intends to call and replace in the fourth quarter. Additionally, reductions in total staff expense in support functions and consulting expenses demonstrates the continued impact the E2 Efficiency and Productivity Program had on controlling expense growth.

Corresponding Financial Tables and Information

Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming quarterly report on Form 10-Q. Detailed financial tables and other information are available on our Web site at www.suntrust.com in the Investor Relations section located under “About SunTrust”. This information is also included in a current report on Form 8-K filed with the SEC today.

This news release contains certain non-US GAAP financial measures to describe the Company’s performance. The reconciliation of those measures to the most directly comparable US GAAP financial measures, and the reasons why SunTrust believes such financial measures may be useful to investors, can be found in the financial information contained in the appendices of this news release.

Conference Call

SunTrust management will host a conference call on October 18, 2007, at 8:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals are encouraged to call in beginning at 7:45 a.m. (Eastern Time) by dialing 1-888-972-7805 (Passcode: 3Q07). Individuals calling from outside the United States should dial 1-517-308-9091 (Passcode: 3Q07). A replay of the call will be available beginning October 18, 2007, and ending November 2, 2007, by dialing 1-800-391-9847 (domestic) or 1-402-220-3093 (international).

Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust Web site at www.suntrust.com. The webcast will be hosted under “Investor Relations” located under “About SunTrust” or may be accessed directly from the SunTrust home page by clicking on the earnings-related link, “3rd Quarter Earnings Release.” Beginning the afternoon of October 18, 2007, listeners may access an archived version of the webcast in the “Webcasts and Presentations” subsection found under “Investor Relations.” This webcast will be archived and available for one year. A link to the Investor Relations page is also found in the footer of the SunTrust home page.

SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. The Company operates an extensive branch and ATM network throughout the high-growth Southeast and Mid-Atlantic states and a full array of technology-based, 24-hour delivery channels. The Company also serves customers in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the Company provides credit cards, mortgage banking, insurance, brokerage, equipment leasing and capital markets services. SunTrust’s Internet address is www.suntrust.com.

Forward-Looking Statements

This news release may contain forward-looking statements. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These statements often include the words “may,” “could,” “will,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “initiatives,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions. Such statements are based upon the current beliefs and expectations of SunTrust’s management, and on information currently available to management, and speak as of the date hereof. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause SunTrust’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2006 Annual Report on Form 10-K, in the Quarterly Reports on Form 10-Q and in the Current Reports filed on Form 8-K with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Those factors include: changes in general business or economic conditions or the competitive banking environment; changes in market interest rates or capital markets; significant changes in legislation or regulatory requirements, or the fiscal and monetary policies of the federal government and its agencies; significant changes in securities markets or markets for residential or commercial real estate; increases in the cost of funds resulting from customers pursuing alternatives to bank deposits or shifting from demand deposits to higher-cost products; hurricanes and other natural disasters; competitive pressures among local, regional, national, and international banks, thrifts credit unions, and other financial institutions; litigation; the potential that the Company may acquire other institutions or may divest certain portions of its business; changes in accounting principles, policies, or guidelines; we carry certain financial instruments at fair value and are subject to market risk; we rely on other companies to provide key components of our business infrastructure; weakness in residential property values and mortgage loan markets could adversely affect us; and we may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or certain borrower defaults, which could harm our liquidity, results of operations and financial condition.

The forward-looking statements in this news release speak only as of this date, and SunTrust does not assume any obligation to update such statements or to update the reasons why actual results could differ from those contained in such statements.

###

SunTrust Banks, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended September 30			% Change	Nine Months Ended September 30		% Change
	2007		2006		2007	2006

EARNINGS & DIVIDENDS
Net income	$420.2		$535.6	(21.5)%	$1,622.9	$1,611.1	0.7%
Net income available to common shareholders	412.6		535.6	(23.0)	1,600.5	1,611.1	(0.7)
Net income available to common shareholders excluding gain on sale of shares of The Coca-Cola Company [1]	412.6		535.6	(23.0)	1,455.0	1,611.1	(9.7)
Total revenue - FTE [2]	2,038.4		2,032.8	0.3	6,480.1	6,149.1	5.4
Total revenue - FTE excluding net securities gains and losses and net gain on sale of Bond Trustee business [1]	2,037.4		2,011.8	1.3	6,242.7	6,122.2	2.0
Net income per average common share
Diluted	1.18		1.47	(19.7)	4.52	4.42	2.3
Diluted excluding gain on sale of shares of The Coca-Cola Company [1]	1.18		1.47	(19.7)	4.11	4.42	(7.0)
Basic	1.19		1.48	(19.6)	4.57	4.46	2.5
Dividends paid per average common share	0.73		0.61	19.7	2.19	1.83	19.7

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$174,653		$180,501	(3.2)%	$178,694	$179,632	(0.5)%
Earning assets	152,328		158,915	(4.1)	156,439	157,860	(0.9)
Loans	119,559		120,742	(1.0)	119,739	119,066	0.6
Consumer and commercial deposits	96,708		97,643	(1.0)	97,471	96,711	0.8
Brokered and foreign deposits	21,140		27,958	(24.4)	23,925	26,614	(10.1)
Total shareholders’ equity	17,550		17,662	(0.6)	17,732	17,342	2.2

As of
Total assets	175,857		183,105	(4.0)
Earning assets	151,229		160,288	(5.7)
Loans	120,748		121,237	(0.4)
Allowance for loan and lease losses	1,094		1,087	0.6
Consumer and commercial deposits	98,834		98,684	0.2
Brokered and foreign deposits	17,026		25,709	(33.8)
Total shareholders’ equity	17,907		18,589	(3.7)

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	0.95%		1.18%	(19.5)%	1.21%	1.20%	0.8%
Return on average assets less net unrealized securities gains [1]	0.93		1.28	(27.3)	1.09	1.22	(10.7)
Return on average common shareholders’ equity	9.60		12.10	(20.7)	12.42	12.45	(0.2)
Return on average realized common shareholders’ equity [1]	9.86		13.73	(28.2)	11.70	13.24	(11.6)
Net interest margin [2]	3.18		2.93	8.5	3.10	3.02	2.6
Efficiency ratio [2]	63.35		59.30	6.8	58.31	59.29	(1.7)
Tangible efficiency ratio [1]	62.13		58.03	7.1	57.18	58.01	(1.4)
Effective tax rate	26.68		27.94	(4.5)	29.99	29.71	0.9
Tier 1 capital ratio	7.45	[3]	7.70	(3.2)
Total capital ratio	10.75	[3]	11.07	(2.9)
Tier 1 leverage ratio	7.30	[3]	7.27	0.4
Total average shareholders’ equity to total average assets	10.05		9.78	2.8	9.92	9.65	2.8
Tangible equity to tangible assets [1]	6.32		6.42	(1.6)

Full-time equivalent employees	32,903		34,293	(4.1)
Number of ATMs	2,518		2,568	(1.9)
Full service banking offices	1,683		1,699	(0.9)
Traditional	1,339		1,347	(0.6)
In-store	344		352	(2.3)

Book value per common share	$50.01		$49.71	0.6
Market price:
High	90.47		81.59	10.9	94.18	81.59	15.4
Low	73.61		75.11	(2.0)	73.61	69.68	5.6
Close	75.67		77.28	(2.1)	75.67	77.28	(2.1)
Market capitalization	26,339		28,120	(6.3)

Average common shares outstanding (000s)
Diluted	349,592		365,121	(4.3)	354,244	364,322	(2.8)
Basic	346,150		361,805	(4.3)	350,501	361,009	(2.9)

1 See Appendix A and Appendix B for reconcilements of non-GAAP performance measures.

2 Revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

3 Current period tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended
	September 30 2007		June 30 2007	March 31 2007	December 31 2006	September 30 2006
EARNINGS & DIVIDENDS
Net income	$420.2		$681.4	$521.2	$506.3	$535.6
Net income available to common shareholders	412.6		673.9	513.9	498.6	535.6
Net income available to common shareholders excluding gain on sale of shares of The Coca-Cola Company[1]	412.6		528.3	513.9	498.6	535.6
Total revenue - FTE [2]	2,038.4		2,374.6	2,067.2	2,067.7	2,032.8
Total revenue - FTE excluding net securities gains and losses and net gain on sale of Bond Trustee business [1]	2,037.4		2,138.2	2,067.2	2,032.4	2,011.8
Net income per average common share
Diluted	1.18		1.89	1.44	1.39	1.47
Diluted excluding gain on sale of shares of The Coca-Cola Company [1]	1.18		1.48	1.44	1.39	1.47
Basic	1.19		1.91	1.45	1.41	1.48
Dividends paid per average common share	0.73		0.73	0.73	0.61	0.61

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$174,653		$179,996	$181,506	$182,343	$180,501
Earning assets	152,328		157,594	159,474	160,115	158,915
Loans	119,559		118,165	121,515	121,364	120,742
Consumer and commercial deposits	96,708		97,927	97,792	98,553	97,643
Brokered and foreign deposits	21,140		23,983	26,714	26,124	27,958
Total shareholders’ equity	17,550		17,928	17,720	18,155	17,662
As of

Total assets	175,857		180,314	186,385	182,162	183,105
Earning assets	151,229		157,095	163,299	159,064	160,288
Loans	120,748		118,788	116,913	121,454	121,237
Allowance for loan and lease losses	1,094		1,050	1,034	1,045	1,087
Consumer and commercial deposits	98,834		97,822	99,875	99,776	98,684
Brokered and foreign deposits	17,026		25,069	23,563	24,246	25,709
Total shareholders’ equity	17,907		17,369	17,969	17,814	18,589

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	0.95%		1.52%	1.16%	1.10%	1.18%
Return on average assets less net unrealized securities gains [1]	0.93		1.18	1.15	1.04	1.28
Return on average common shareholders’ equity	9.60		15.51	12.10	11.20	12.10
Return on average realized common shareholders’ equity [1]	9.86		12.71	12.54	11.17	13.73
Net interest margin [2]	3.18		3.10	3.02	2.94	2.93
Efficiency ratio [2]	63.35		52.69	59.79	59.67	59.30
Tangible efficiency ratio [1]	62.13		51.64	58.65	58.49	58.03
Effective tax rate	26.68		31.45	30.59	27.07	27.94
Tier 1 capital ratio	7.45	[3]	7.49	7.60	7.72	7.70
Total capital ratio	10.75	[3]	10.67	10.94	11.11	11.07
Tier 1 leverage ratio	7.30	[3]	7.11	7.24	7.23	7.27
Total average shareholders’ equity to total average assets	10.05		9.96	9.76	9.96	9.78
Tangible equity to tangible assets [1]	6.32		5.85	5.97	6.03	6.42

Full-time equivalent employees	32,903		33,241	33,397	33,599	34,293
Number of ATMs	2,518		2,533	2,543	2,569	2,568
Full service banking offices	1,683		1,685	1,691	1,701	1,699
Traditional	1,339		1,338	1,338	1,349	1,347
In-store	344		347	353	352	352

Book value per common share	$50.01		$48.33	$49.00	$48.78	$49.71
Market price:
High	90.47		94.18	87.43	85.64	81.59
Low	73.61		78.16	80.76	76.76	75.11
Close	75.67		85.74	83.04	84.45	77.28
Market capitalization	26,339		29,928	29,604	29,972	28,120

Average common shares outstanding (000s)
Diluted	349,592		356,008	357,214	358,292	365,121
Basic	346,150		351,987	353,448	354,677	361,805

1 See Appendix A and Appendix B for reconcilements of non-GAAP performance measures.

2 Revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

3 Current period tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	As of September 30		Increase/(Decrease) [3]
	2007	2006	Amount	%
ASSETS
Cash and due from banks	$4,162,456	$4,066,173	$96,283	2.4%
Interest-bearing deposits in other banks	29,684	39,982	(10,298)	(25.8)
Funds sold and securities purchased under agreements to resell	968,553	1,147,423	(178,870)	(15.6)
Trading assets	9,566,806	3,675,917	5,890,889	NM
Securities available for sale[1]	15,243,133	25,553,320	(10,310,187)	(40.3)
Loans held for sale (loans at fair value: $5,681,549 as of	8,675,427	11,501,646	(2,826,219)	(24.6)
September 30, 2007)
Loans:
Commercial	34,969,714	35,018,715	(49,001)	(0.1)
Real estate:
Home equity lines	14,598,774	14,014,617	584,157	4.2
Construction	14,358,990	13,595,924	763,066	5.6
Residential mortgages	31,603,884	33,711,399	(2,107,515)	(6.3)
Commercial real estate	12,487,309	12,459,023	28,286	0.2
Consumer:
Direct	4,419,290	4,082,257	337,033	8.3
Indirect	7,642,099	8,022,512	(380,413)	(4.7)
Credit card	668,353	332,947	335,406	NM

Total loans	120,748,413	121,237,394	(488,981)	(0.4)
Allowance for loan and lease losses	(1,093,691)	(1,087,316)	6,375	0.6

Net loans	119,654,722	120,150,078	(495,356)	(0.4)
Goodwill	6,912,110	6,903,001	9,109	0.1
Other intangible assets	1,327,060	1,120,102	206,958	18.5
Other assets	9,317,278	8,946,911	370,367	4.1

Total assets[2]	$175,857,229	$183,104,553	($7,247,324)	(4.0)

LIABILITIES
Noninterest-bearing consumer and commercial deposits	$20,857,240	$22,813,455	($1,956,215)	(8.6)%
Interest-bearing consumer and commercial deposits:
NOW accounts	20,319,435	17,508,754	2,810,681	16.1
Money market accounts	24,011,524	23,803,496	208,028	0.9
Savings	4,376,155	5,699,545	(1,323,390)	(23.2)
Consumer time	17,037,866	16,615,445	422,421	2.5
Other time	12,231,832	12,243,372	(11,540)	(0.1)

Total consumer and commercial deposits	98,834,052	98,684,067	149,985	0.2
Brokered deposits (CDs at fair value: $189,513 as of September 30, 2007; $84,955 as of September 30, 2006)	14,188,886	18,264,554	(4,075,668)	(22.3)
Foreign deposits	2,836,775	7,444,329	(4,607,554)	(61.9)

Total deposits	115,859,713	124,392,950	(8,533,237)	(6.9)
Funds purchased	1,512,054	5,926,570	(4,414,516)	(74.5)
Securities sold under agreements to repurchase	5,548,486	7,362,480	(1,813,994)	(24.6)
Other short-term borrowings	2,971,761	1,744,479	1,227,282	70.4
Long-term debt (notes at fair value: $6,859,983 as of September 30, 2007)	22,661,381	17,477,276	5,184,105	29.7
Trading liabilities	1,906,002	1,611,648	294,354	18.3
Other liabilities	7,490,585	5,999,843	1,490,742	24.8

Total liabilities	157,949,982	164,515,246	(6,565,264)	(4.0)

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	500,000	500,000	-	-
Common stock, $1.00 par value	370,578	370,578	-	-
Additional paid in capital	6,709,002	6,735,458	(26,456)	(0.4)
Retained earnings	10,897,059	10,258,441	638,618	6.2
Treasury stock, at cost, and other	(1,821,360)	(453,934)	1,367,426	NM
Accumulated other comprehensive income	1,251,968	1,178,764	73,204	6.2

Total shareholders’ equity	17,907,247	18,589,307	(682,060)	(3.7)

Total liabilities and shareholders’ equity	$175,857,229	$183,104,553	($7,247,324)	(4.0)

Common shares outstanding	348,073,971	363,868,470	(15,794,499)	(4.3)
Common shares authorized	750,000,000	750,000,000	-	-
Preferred shares outstanding	5,000	5,000	-	-
Preferred shares authorized	50,000,000	50,000,000	-	-
Treasury shares of common stock	22,504,427	6,709,928	15,794,499	NM

[1] Includes net unrealized gains of	$2,391,606	$1,915,277	$476,329	24.9%
[2] Includes earning assets of	151,228,575	160,287,584	(9,059,009)	(5.7)

3 ”NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	As of
	September 30 2007	June 30 2007	March 31 2007	December 31 2006	September 30 2006
ASSETS
Cash and due from banks	$4,162,456	$4,254,430	$3,867,957	$4,235,889	$4,066,173
Interest-bearing deposits in other banks	29,684	25,991	21,974	21,810	39,982
Funds sold and securities purchased under agreements to resell	968,553	1,143,995	883,833	1,050,046	1,147,423
Trading assets	9,566,806	13,044,972	21,545,502	2,777,629	3,675,917
Securities available for sale [1]	15,243,133	14,725,957	13,163,036	25,101,715	25,553,320
Loans held for sale	8,675,427	12,474,932	14,067,788	11,790,122	11,501,646
Loans:
Commercial	34,969,714	34,362,837	33,484,170	34,613,882	35,018,715
Real estate:
Home equity lines	14,598,774	14,303,659	14,039,685	14,102,655	14,014,617
Construction	14,358,990	14,417,949	14,175,478	13,892,988	13,595,924
Residential mortgages	31,603,884	30,759,216	30,248,543	33,830,101	33,711,399
Commercial real estate	12,487,309	12,416,329	12,454,475	12,567,824	12,459,023
Consumer:
Direct	4,419,290	4,391,739	4,293,308	4,160,091	4,082,257
Indirect	7,642,099	7,739,369	7,840,962	7,936,102	8,022,512
Credit card	668,353	396,624	375,938	350,690	332,947

Total loans	120,748,413	118,787,722	116,912,559	121,454,333	121,237,394
Allowance for loan and lease losses	(1,093,691)	(1,050,362)	(1,033,939)	(1,044,521)	(1,087,316)

Net loans	119,654,722	117,737,360	115,878,620	120,409,812	120,150,078
Goodwill	6,912,110	6,897,050	6,896,723	6,889,860	6,903,001
Other intangible assets	1,327,060	1,290,460	1,293,457	1,181,984	1,120,102
Other assets	9,317,278	8,719,225	8,765,951	8,702,742	8,946,911

Total assets [2]	$175,857,229	$180,314,372	$186,384,841	$182,161,609	$183,104,553

LIABILITIES
Noninterest-bearing consumer and commercial deposits	$20,857,240	$22,725,654	$22,765,045	$22,887,176	$22,813,455
Interest-bearing consumer and commercial deposits:
NOW accounts	20,319,435	20,255,930	20,802,207	20,230,763	17,508,754
Money market accounts	24,011,524	21,645,616	22,070,587	22,371,828	23,803,496
Savings	4,376,155	4,698,516	5,102,312	5,198,980	5,699,545
Consumer time	17,037,866	16,745,010	17,044,783	16,824,239	16,615,445
Other time	12,231,832	11,751,246	12,089,882	12,262,902	12,243,372

Total consumer and commercial deposits	98,834,052	97,821,972	99,874,816	99,775,888	98,684,067
Brokered deposits	14,188,886	16,659,978	18,203,295	18,150,059	18,264,554
Foreign deposits	2,836,775	8,408,752	5,360,164	6,095,682	7,444,329

Total deposits	115,859,713	122,890,702	123,438,275	124,021,629	124,392,950
Funds purchased	1,512,054	3,405,459	6,433,195	4,867,591	5,926,570
Securities sold under agreements to repurchase	5,548,486	6,081,096	6,851,863	6,950,426	7,362,480
Other short-term borrowings	2,971,761	2,083,518	1,958,438	2,062,636	1,744,479
Long-term debt	22,661,381	20,604,933	19,007,959	18,992,905	17,477,276
Trading liabilities	1,906,002	2,156,279	1,642,958	1,634,097	1,611,648
Other liabilities	7,490,585	5,723,532	9,083,615	5,818,719	5,999,843

Total liabilities	157,949,982	162,945,519	168,416,303	164,348,003	164,515,246

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	500,000	500,000	500,000	500,000	500,000
Common stock, $1.00 par value	370,578	370,578	370,578	370,578	370,578
Additional paid in capital	6,709,002	6,589,387	6,688,660	6,627,196	6,735,458
Retained earnings	10,897,059	10,739,449	10,325,246	10,541,152	10,258,441
Treasury stock, at cost, and other	(1,821,360)	(1,751,449)	(1,101,172)	(1,151,269)	(453,934)
Accumulated other comprehensive income	1,251,968	920,888	1,185,226	925,949	1,178,764

Total shareholders’ equity	17,907,247	17,368,853	17,968,538	17,813,606	18,589,307

Total liabilities and shareholders’ equity	$175,857,229	$180,314,372	$186,384,841	$182,161,609	$183,104,553

Common shares outstanding	348,073,971	349,052,800	356,504,563	354,902,566	363,868,470
Common shares authorized	750,000,000	750,000,000	750,000,000	750,000,000	750,000,000
Preferred shares outstanding	5,000	5,000	5,000	5,000	5,000
Preferred shares authorized	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000
Treasury shares of common stock	22,504,427	21,525,598	14,073,835	15,675,832	6,709,928

[1] Includes net unrealized gains of	$2,391,606	$2,035,623	$2,333,896	$2,103,362	$1,915,277
[2] Includes earning assets of	151,228,575	157,094,873	163,299,162	159,063,834	160,287,584

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30		Increase/(Decrease) [2]		September 30		Increase/(Decrease) [2]
	2007	2006	Amount	%	2007	2006	Amount	%
Interest income	$2,515,292	$2,525,489	($10,197)	(0.4)%	$7,587,219	$7,227,289	$359,930	5.0%
Interest expense	1,323,104	1,374,097	(50,993)	(3.7)	4,035,188	3,728,113	307,075	8.2

NET INTEREST INCOME	1,192,188	1,151,392	40,796	3.5	3,552,031	3,499,176	52,855	1.5
Provision for loan losses	147,020	61,568	85,452	NM	308,141	146,730	161,411	NM

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	1,045,168	1,089,824	(44,656)	(4.1)	3,243,890	3,352,446	(108,556)	(3.2)

NONINTEREST INCOME
Service charges on deposit accounts	213,939	194,262	19,677	10.1	599,818	572,092	27,726	4.8
Trust and investment management income	175,242	173,717	1,525	0.9	514,180	517,617	(3,437)	(0.7)
Retail investment services	71,064	55,544	15,520	27.9	206,392	168,974	37,418	22.1
Other charges and fees	120,730	113,347	7,383	6.5	357,225	339,677	17,548	5.2
Investment banking income	47,688	47,046	642	1.4	159,844	159,342	502	0.3
Trading account profits and commissions	(31,187)	20,404	(51,591)	NM	75,451	103,461	(28,010)	(27.1)
Card fees	70,450	64,916	5,534	8.5	203,225	183,460	19,765	10.8
Mortgage production related income	12,950	50,336	(37,386)	(74.3)	68,617	169,952	(101,335)	(59.6)
Mortgage servicing related income	57,142	36,633	20,509	56.0	138,072	112,744	25,328	22.5
Net gain on sale of Bond Trustee business	-	112,759	(112,759)	(100.0)	-	112,759	(112,759)	(100.0)
Gain on sale upon merger of Lighthouse Partners	-	-	-	-	32,340	-	32,340	100.0
Other noninterest income	80,130	81,783	(1,653)	(2.0)	260,080	231,582	28,498	12.3
Securities gains/(losses), net	991	(91,816)	92,807	NM	237,423	(85,854)	323,277	NM

Total noninterest income	819,139	858,931	(39,792)	(4.6)	2,852,667	2,585,806	266,861	10.3

NONINTEREST EXPENSE
Employee compensation and benefits	677,765	674,322	3,443	0.5	2,087,378	2,068,360	19,018	0.9
Net occupancy expense	87,626	85,613	2,013	2.4	258,533	248,367	10,166	4.1
Outside processing and software	105,132	98,699	6,433	6.5	305,538	292,038	13,500	4.6
Equipment expense	51,532	50,249	1,283	2.6	154,764	147,804	6,960	4.7
Marketing and customer development	46,897	35,932	10,965	30.5	135,928	127,956	7,972	6.2
Amortization of intangible assets	24,820	25,792	(972)	(3.8)	73,266	78,922	(5,656)	(7.2)
Loss on extinguishment of debt	9,800	-	9,800	100.0	9,800	-	9,800	100.0
Other noninterest expense	287,673	234,892	52,781	22.5	753,229	682,636	70,593	10.3

Total noninterest expense	1,291,245	1,205,499	85,746	7.1	3,778,436	3,646,083	132,353	3.6

INCOME BEFORE PROVISION FOR INCOME TAXES	573,062	743,256	(170,194)	(22.9)	2,318,121	2,292,169	25,952	1.1
Provision for income taxes	152,898	207,668	(54,770)	(26.4)	695,230	681,052	14,178	2.1

Net income	420,164	535,588	(115,424)	(21.6)	1,622,891	1,611,117	11,774	0.7
Preferred dividends	7,526	-	7,526	100.0	22,408	-	22,408	100.0

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$412,638	$535,588	($122,950)	(23.0)	$1,600,483	$1,611,117	($10,634)	(0.7)

Net interest income - FTE [1]	$1,219,243	$1,173,860	$45,383	3.9	$3,627,467	$3,563,265	$64,202	1.8
Net income per average common share
Diluted	1.18	1.47	(0.29)	(19.7)	4.52	4.42	0.10	2.3
Basic	1.19	1.48	(0.29)	(19.6)	4.57	4.46	0.11	2.5
Cash dividends paid per common share	0.73	0.61	0.12	19.7	2.19	1.83	0.36	19.7
Average common shares outstanding (000s)
Diluted	349,592	365,121	(15,529)	(4.3)	354,244	364,322	(10,078)	(2.8)
Basic	346,150	361,805	(15,655)	(4.3)	350,501	361,009	(10,508)	(2.9)

1 Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended
	September 30 2007	June 30 2007	March 31 2007	December 31 2006	September 30 2006
Interest income	$2,515,292	$2,543,870	$2,528,057	$2,564,731	$2,525,489
Interest expense	1,323,104	1,348,586	1,363,498	1,403,442	1,374,097

NET INTEREST INCOME	1,192,188	1,195,284	1,164,559	1,161,289	1,151,392
Provision for loan losses	147,020	104,680	56,441	115,806	61,568

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	1,045,168	1,090,604	1,108,118	1,045,483	1,089,824

NONINTEREST INCOME
Service charges on deposit accounts	213,939	196,844	189,035	191,628	194,262
Trust and investment management income	175,242	164,620	174,318	169,248	173,717
Retail investment services	71,064	71,785	63,543	65,000	55,544
Other charges and fees	120,730	118,358	118,137	122,386	113,347
Investment banking income	47,688	61,999	50,157	71,211	47,046
Trading account profits and commissions	(31,187)	16,437	90,201	9,586	20,404
Card fees	70,450	68,580	64,195	64,187	64,916
Mortgage production related income	12,950	64,322	(8,655)	47,476	50,336
Mortgage servicing related income	57,142	45,527	35,403	8,994	36,633
Net gain on sale of Bond Trustee business	-	-	-	-	112,759
Gain on sale upon merger of Lighthouse Partners	-	-	32,340	-	-
Other noninterest income	80,130	109,738	70,212	97,473	81,783
Securities gains/(losses), net	991	236,412	20	35,377	(91,816)

Total noninterest income	819,139	1,154,622	878,906	882,566	858,931

NONINTEREST EXPENSE
Employee compensation and benefits	677,765	710,613	699,000	657,093	674,322
Net occupancy expense	87,626	84,650	86,257	85,846	85,613
Outside processing and software	105,132	100,730	99,676	101,538	98,699
Equipment expense	51,532	53,823	49,409	49,234	50,249
Marketing and customer development	46,897	43,326	45,705	45,249	35,932
Amortization of intangible assets	24,820	24,904	23,542	24,304	25,792
Loss on extinguishment of debt	9,800	-	-	11,665	-
Other noninterest expense	287,673	233,148	232,408	258,848	234,892

Total noninterest expense	1,291,245	1,251,194	1,235,997	1,233,777	1,205,499

INCOME BEFORE PROVISION FOR INCOME TAXES	573,062	994,032	751,027	694,272	743,256
Provision for income taxes	152,898	312,601	229,731	187,918	207,668

Net income	420,164	681,431	521,296	506,354	535,588
Preferred dividends	7,526	7,519	7,363	7,729	-

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$412,638	$673,912	$513,933	$498,625	$535,588

Net interest income - FTE [1]	$1,219,243	$1,219,952	$1,188,272	$1,185,166	$1,173,860
Net income per average common share
Diluted	1.18	1.89	1.44	1.39	1.47
Basic	1.19	1.91	1.45	1.41	1.48
Cash dividends paid per common share	0.73	0.73	0.73	0.61	0.61
Average common shares outstanding (000s)
Diluted	349,592	356,008	357,214	358,292	365,121
Basic	346,150	351,987	353,448	354,677	361,805

1 Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended
	September 30, 2007			June 30, 2007
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$31,003.5	$498.5	6.43%	$30,754.4	$493.2	6.42%
Real estate construction	13,686.6	260.0	7.54	13,710.1	259.4	7.59
Real estate home equity lines	14,133.1	279.5	7.85	13,849.7	272.4	7.89
Real estate commercial	12,759.3	225.3	7.01	12,731.8	220.8	6.95
Commercial - FTE [1]	34,247.9	562.6	6.52	33,607.7	539.6	6.44
Business credit card	516.3	4.2	3.29	403.7	5.9	5.80
Consumer - direct	4,368.0	80.0	7.26	4,347.5	78.2	7.21
Consumer - indirect	7,966.4	124.6	6.21	8,063.6	123.1	6.12
Nonaccrual and restructured	877.5	3.8	1.72	696.1	4.8	2.76

Total loans	119,558.6	2,038.5	6.76	118,164.6	1,997.4	6.78
Securities available for sale:
Taxable	11,546.2	179.7	6.23	11,014.3	167.7	6.09
Tax-exempt - FTE [1]	1,040.9	15.8	6.05	1,041.2	15.2	5.85

Total securities available for sale - FTE [1]	12,587.1	195.5	6.21	12,055.5	182.9	6.07
Funds sold and securities purchased under agreements to resell	872.5	11.1	4.99	1,038.1	13.2	5.04
Loans held for sale	9,748.0	155.6	6.39	13,454.3	200.4	5.96
Interest-bearing deposits	24.9	0.3	4.28	24.1	0.3	5.74
Interest earning trading assets	9,536.5	141.2	5.88	12,857.6	174.3	5.44

Total earning assets	152,327.6	2,542.2	6.62	157,594.2	2,568.5	6.54
Allowance for loan and lease losses	(1,059.1)			(1,037.6)
Cash and due from banks	3,417.2			3,427.7
Premises and equipment	1,924.6			1,980.1
Other assets	14,795.3			14,646.8
Noninterest earning trading assets	1,155.9			986.6
Unrealized gains on securities available for sale, net	2,091.9			2,398.7

Total assets	$174,653.4			$179,996.5

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$19,543.4	$117.9	2.39%	$20,065.8	$119.0	2.38%
Money market accounts	22,560.3	160.0	2.81	21,773.3	142.0	2.62
Savings	4,456.5	13.3	1.19	4,786.7	14.8	1.24
Consumer time	16,839.9	193.4	4.56	16,942.3	190.5	4.51
Other time	11,862.4	146.3	4.89	11,962.4	144.5	4.85

Total interest-bearing consumer and commercial deposits	75,262.5	630.9	3.33	75,530.5	610.8	3.24
Brokered deposits	15,806.3	214.6	5.31	16,972.2	227.5	5.30
Foreign deposits	5,333.6	68.8	5.05	7,011.2	92.9	5.24

Total interest-bearing deposits	96,402.4	914.3	3.76	99,513.9	931.2	3.75
Funds purchased	2,291.3	28.9	4.94	3,967.7	52.2	5.21
Securities sold under agreements to repurchase	5,732.2	64.7	4.42	6,339.0	74.4	4.64
Interest-bearing trading liabilities	354.1	3.4	3.85	453.1	4.4	3.87
Other short-term borrowings	2,730.1	33.6	4.89	2,262.3	28.3	5.02
Long-term debt	21,143.5	278.1	5.22	19,772.4	258.0	5.24

Total interest-bearing liabilities	128,653.6	1,323.0	4.08	132,308.4	1,348.5	4.09
Noninterest-bearing deposits	21,445.1			22,395.8
Other liabilities	5,633.7			6,185.4
Noninterest-bearing trading liabilities	1,370.8			1,178.8
Shareholders’ equity	17,550.2			17,928.1

Total liabilities and shareholders’ equity	$174,653.4			$179,996.5

Interest Rate Spread			2.54%			2.45%

Net Interest Income - FTE [1]		$1,219.2			$1,220.0

Net Interest Margin [2]			3.18%			3.10%

1 The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

2 The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended
	March 31, 2007			December 31, 2006			September 30, 2006
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$34,089.1	$527.3	6.19%	$34,345.4	$531.8	6.19%	$33,875.7	$519.4	6.13%
Real estate construction	13,430.3	252.7	7.63	13,204.0	254.3	7.64	12,805.6	247.5	7.67
Real estate home equity lines	13,738.1	268.3	7.92	13,722.9	273.4	7.90	13,626.3	270.2	7.87
Real estate commercial	12,830.6	220.2	6.96	12,784.8	223.1	6.93	12,808.6	223.4	6.92
Commercial - FTE [1]	34,032.8	535.6	6.38	33,965.1	545.8	6.37	34,306.9	542.1	6.27
Business credit card	369.5	5.5	5.94	351.4	5.3	5.99	323.8	5.0	6.14
Consumer - direct	4,220.5	76.0	7.30	4,116.3	76.8	7.40	4,206.9	76.7	7.23
Consumer - indirect	8,166.5	122.0	6.06	8,231.8	123.8	5.97	8,339.1	121.5	5.78
Nonaccrual and restructured	637.5	4.5	2.85	642.1	5.0	3.06	449.1	4.4	3.87

Total loans	121,514.9	2,012.1	6.72	121,363.8	2,039.3	6.67	120,742.0	2,010.2	6.61
Securities available for sale:
Taxable	6,650.6	108.7	6.54	22,170.4	282.0	5.09	23,027.9	286.9	4.98
Tax-exempt - FTE [1]	1,038.8	15.2	5.86	998.0	14.6	5.85	968.7	14.1	5.84

Total securities available for sale - FTE [1]	7,689.4	123.9	6.44	23,168.4	296.6	5.12	23,996.6	301.0	5.02
Funds sold and securities purchased under agreements to resell	1,006.3	12.9	5.12	1,176.3	15.4	5.15	1,084.1	14.3	5.16
Loans held for sale	11,205.2	173.7	6.20	12,009.3	198.4	6.61	11,026.4	188.0	6.82
Interest-bearing deposits	28.9	0.4	5.69	31.2	0.3	3.76	25.8	0.3	5.04
Interest earning trading assets	18,028.9	228.8	5.15	2,365.8	38.6	6.46	2,039.8	34.2	6.64

Total earning assets	159,473.6	2,551.8	6.49	160,114.8	2,588.6	6.41	158,914.7	2,548.0	6.36
Allowance for loan and lease losses	(1,050.5)			(1,086.1)			(1,070.8)
Cash and due from banks	3,520.0			3,683.1			3,705.8
Premises and equipment	2,001.0			1,957.4			1,925.7
Other assets	14,271.9			14,708.2			14,702.1
Noninterest earning trading assets	985.1			1,000.5			948.8
Unrealized gains on securities available for sale, net	2,305.3			1,965.4			1,374.6

Total assets	$181,506.4			$182,343.3			$180,500.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$19,820.1	$115.9	2.37%	$18,441.1	$102.2	2.20%	$16,596.2	$78.1	1.87%
Money market accounts	22,089.1	142.9	2.62	23,075.7	153.1	2.63	24,267.0	171.4	2.80
Savings	5,024.8	16.3	1.32	5,437.0	23.6	1.73	5,591.2	24.1	1.71
Consumer time	16,809.4	183.1	4.42	16,682.8	180.8	4.30	16,402.5	169.8	4.11
Other time	12,115.8	144.0	4.82	12,338.6	148.3	4.77	11,852.2	138.1	4.62

Total interest-bearing consumer and commercial deposits	75,859.2	602.2	3.22	75,975.2	608.0	3.18	74,709.1	581.5	3.09
Brokered deposits	18,888.5	250.8	5.31	18,102.0	243.1	5.25	18,420.7	246.1	5.23
Foreign deposits	7,825.6	102.9	5.26	8,022.2	107.6	5.25	9,537.6	128.5	5.27

Total interest-bearing deposits	102,573.3	955.9	3.78	102,099.4	958.7	3.73	102,667.4	956.1	3.69
Funds purchased	4,693.1	61.2	5.22	5,163.4	68.8	5.21	4,206.7	56.2	5.23
Securities sold under agreements to repurchase	6,768.0	79.5	4.70	7,148.8	86.3	4.72	7,146.3	86.0	4.71
Interest-bearing trading liabilities	409.4	4.3	4.25	488.5	5.3	4.28	291.0	2.7	3.70
Other short-term borrowings	1,758.4	21.7	5.01	1,913.3	24.4	5.08	1,001.3	14.2	5.62
Long-term debt	19,000.8	240.9	5.14	17,854.2	259.9	5.78	17,735.2	258.9	5.79

Total interest-bearing liabilities	135,203.0	1,363.5	4.09	134,667.6	1,403.4	4.13	133,047.9	1,374.1	4.10
Noninterest-bearing deposits	21,933.1			22,577.7			22,933.4
Other liabilities	5,499.1			5,779.5			5,664.5
Noninterest-bearing trading liabilities	1,150.8			1,163.0			1,193.3
Shareholders’ equity	17,720.4			18,155.5			17,661.8

Total liabilities and shareholders’ equity	$181,506.4			$182,343.3			$180,500.9

Interest Rate Spread			2.40%			2.28%			2.26%

Net Interest Income - FTE [1]		$1,188.3			$1,185.2			$1,173.9

Net Interest Margin [2]			3.02%			2.94%			2.93%

1 The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

2 The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Nine Months Ended
	September 30, 2007			September 30, 2006
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$31,937.7	$1,519.0	6.34%	$33,246.6	$1,490.8	5.98%
Real estate construction	13,610.0	772.1	7.59	12,040.7	669.5	7.43
Real estate home equity lines	13,908.4	820.1	7.88	13,512.1	758.9	7.51
Real estate commercial	12,773.7	666.3	6.97	12,810.0	643.4	6.71
Commercial - FTE [1]	33,963.6	1,637.8	6.45	33,792.7	1,541.6	6.10
Business credit card	430.4	15.6	4.83	303.1	13.9	6.13
Consumer - direct	4,312.5	234.2	7.26	4,577.0	236.8	6.92
Consumer - indirect	8,064.7	369.7	6.13	8,425.2	353.8	5.61
Nonaccrual and restructured	737.9	13.1	2.37	358.6	11.6	4.33

Total loans	119,738.9	6,047.9	6.75	119,066.0	5,720.3	6.42
Securities available for sale:
Taxable	9,755.0	456.1	6.23	23,855.7	864.8	4.83
Tax-exempt - FTE [1]	1,040.3	46.2	5.92	939.8	41.2	5.85

Total securities available for sale - FTE [1]	10,795.3	502.3	6.20	24,795.5	906.0	4.87
Funds sold and securities purchased under agreement to resell	971.8	37.3	5.05	1,152.6	41.5	4.74
Loans held for sale	11,463.8	529.8	6.16	10,770.5	529.6	6.56
Interest-bearing deposits	25.9	1.0	5.25	114.5	3.0	3.58
Interest earning trading assets	13,443.2	544.4	5.41	1,961.3	91.0	6.20

Total earning assets	156,438.9	7,662.7	6.55	157,860.4	7,291.4	6.18
Allowance for loan and lease losses	(1,049.1)			(1,053.0)
Cash and due from banks	3,454.6			3,885.9
Premises and equipment	1,968.3			1,901.8
Other assets	14,573.2			14,589.3
Noninterest earning trading assets	1,043.2			943.0
Unrealized gains on securities available for sale, net	2,264.5			1,504.3

Total assets	$178,693.6			$179,631.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$19,808.7	$352.8	2.38%	$16,801.0	$205.6	1.64%
Money market accounts	22,142.6	444.9	2.69	24,990.6	481.4	2.58
Savings	4,753.9	44.4	1.25	5,348.9	55.4	1.39
Consumer time	16,864.0	567.0	4.49	15,265.4	433.8	3.80
Other time	11,979.3	434.8	4.85	10,745.3	344.6	4.29

Total interest-bearing consumer and commercial deposits	75,548.5	1,843.9	3.26	73,151.2	1,520.8	2.78
Brokered deposits	17,211.1	692.9	5.31	17,197.8	637.5	4.89
Foreign deposits	6,714.3	264.6	5.20	9,415.8	347.7	4.87

Total interest-bearing deposits	99,473.9	2,801.4	3.77	99,764.8	2,506.0	3.36
Funds purchased	3,641.9	142.4	5.15	4,195.5	154.2	4.85
Securities sold under agreements to repurchase	6,276.0	218.6	4.59	7,066.2	233.8	4.36
Interest-bearing trading liabilities	405.3	12.1	3.99	376.7	10.3	3.64
Other short-term borrowings	2,253.9	83.7	4.96	1,370.3	49.8	4.86
Long-term debt	19,980.0	777.0	5.20	18,852.2	774.0	5.49

Total interest-bearing liabilities	132,031.0	4,035.2	4.09	131,625.7	3,728.1	3.79
Noninterest-bearing deposits	21,922.9			23,559.8
Other liabilities	5,773.1			5,934.3
Noninterest-bearing trading liabilities	1,234.3			1,170.3
Shareholders’ equity	17,732.3			17,341.6

Total liabilities and shareholders’ equity	$178,693.6			$179,631.7

Interest Rate Spread			2.46%			2.39%

Net Interest Income - FTE [1]		$3,627.5			$3,563.3

Net Interest Margin [2]			3.10%			3.02%

1 The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

2 The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA

(Dollars in thousands) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30		% Change [1]	September 30		% Change [1]
	2007	2006		2007	2006
CREDIT DATA
Allowance for loan and lease losses - beginning	$1,050,362	$1,061,862	(1.1)%	$1,044,521	$1,028,128	1.6%
Provision for loan losses	147,020	61,568	NM	308,141	146,730	NM
Allowance associated with loans at fair value[2]	-	-	-	(4,100)	-	(100.0)
Charge-offs
Commercial	(39,487)	(23,062)	71.2	(102,620)	(55,670)	84.3
Real estate:
Home equity lines	(29,075)	(6,460)	NM	(69,376)	(17,778)	NM
Construction	(2,477)	(814)	NM	(4,543)	(1,051)	NM
Residential mortgages	(19,853)	(9,113)	NM	(53,761)	(21,790)	NM
Commercial real estate	(789)	(487)	62.0	(1,770)	(3,794)	(53.3)
Consumer:
Direct	(5,661)	(4,544)	24.6	(16,879)	(16,086)	4.9
Indirect	(28,944)	(18,639)	55.3	(74,006)	(56,865)	30.1

Total charge-offs	(126,286)	(63,119)	NM	(322,955)	(173,034)	86.6

Recoveries
Commercial	6,322	9,636	(34.4)	17,629	23,314	(24.4)
Real estate:
Home equity lines	2,101	1,618	29.9	5,607	5,311	5.6
Construction	82	520	(84.2)	445	1,285	(65.4)
Residential mortgages	1,107	1,831	(39.5)	4,134	6,223	(33.6)
Commercial real estate	861	475	81.3	1,064	4,464	(76.2)
Consumer:
Direct	2,108	2,713	(22.3)	7,129	9,321	(23.5)
Indirect	10,014	10,212	(1.9)	32,076	35,574	(9.8)

Total recoveries	22,595	27,005	(16.3)	68,084	85,492	(20.4)

Net charge-offs	(103,691)	(36,114)	NM	(254,871)	(87,542)	NM

Allowance for loan and lease losses - ending	$1,093,691	$1,087,316	0.6	$1,093,691	$1,087,316	0.6

Net charge-offs to average loans (annualized)
Commercial	0.38%	0.15%	NM %	0.33%	0.13%	NM %
Real estate:
Home equity lines	0.76	0.14	NM	0.61	0.12	NM
Construction	0.07	0.01	NM	0.04	-	100.0
Residential mortgages	0.24	0.08	NM	0.20	0.06	NM
Commercial real estate	-	-	-	0.01	(0.01)	NM
Consumer:
Direct	0.32	0.17	88.2	0.30	0.20	50.0
Indirect	0.94	0.40	NM	0.69	0.34	NM
Total net charge-offs to total average loans	0.34	0.12	NM	0.28	0.10	NM
Period Ended
Nonaccrual loans
Commercial	$74,246	$263,684	(71.8)%
Real estate:
Construction	158,194	26,508	NM
Residential mortgages [3]	691,122	189,218	NM
Commercial real estate	40,649	54,394	(25.3)
Consumer loans	10,580	22,685	(53.4)

Total nonaccrual loans	974,791	556,489	75.2
Restructured loans	29,057	28,934	0.4

Total nonperforming loans	1,003,848	585,423	71.5
Other real estate owned (OREO)	156,106	41,690	NM
Other repossessed assets	9,974	6,670	49.5

Total nonperforming assets	$1,169,928	$633,783	84.6

Total accruing loans past due 90 days or more	$495,384	$301,878	64.1%

Total nonperforming loans to total loans	0.83%	0.48%	72.9%
Total nonperforming assets to total loans plus
OREO and other repossessed assets	0.97	0.52	86.5
Allowance to period-end loans	0.91	0.90	1.1
Allowance to nonperforming loans	109.0	185.7	(41.3)

1 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

2 Amount removed from the allowance for loan losses related to the Company’s election to record $4.1 billion of residential mortgages at fair value.

3 Includes home equity lines on nonaccrual status.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER OTHER FINANCIAL DATA

(Dollars in thousands) (Unaudited)

	Three Months Ended
	September 30 2007	June 30 2007	% Change [1]	March 31 2007	December 31 2006	September 30 2006
CREDIT DATA
Allowance for loan and lease losses - beginning	$1,050,362	$1,033,939	1.6%	$1,044,521	$1,087,316	$1,061,862
Provision for loan losses	147,020	104,680	40.4	56,441	115,806	61,568
Allowance associated with loans at fair value[2]	-	-	-	(4,100)	-	-
Charge-offs
Commercial	(39,487)	(40,853)	(3.3)	(22,280)	(127,831)	(23,062)
Real estate:
Home equity lines	(29,075)	(24,429)	19.0	(15,872)	(11,038)	(6,460)
Construction	(2,477)	(1,468)	68.7	(598)	(1,230)	(814)
Residential mortgages	(19,853)	(19,615)	1.2	(14,293)	(7,806)	(9,113)
Commercial real estate	(789)	(694)	13.7	(287)	(4,256)	(487)
Consumer:
Direct	(5,661)	(5,362)	5.6	(5,856)	(5,924)	(4,544)
Indirect	(28,944)	(19,301)	50.0	(25,761)	(25,450)	(18,639)

Total charge-offs	(126,286)	(111,722)	13.0	(84,947)	(183,535)	(63,119)

Recoveries
Commercial	6,322	5,536	14.2	5,771	6,657	9,636
Real estate:
Home equity lines	2,101	2,323	(9.6)	1,183	1,529	1,618
Construction	82	244	(66.4)	119	755	520
Residential mortgages	1,107	1,614	(31.4)	1,413	1,686	1,831
Commercial real estate	861	162	NM	41	1,748	475
Consumer:
Direct	2,108	2,568	(17.9)	2,453	2,805	2,713
Indirect	10,014	11,018	(9.1)	11,044	9,754	10,212

Total recoveries	22,595	23,465	(3.7)	22,024	24,934	27,005

Net charge-offs	(103,691)	(88,257)	17.5	(62,923)	(158,601)	(36,114)

Allowance for loan and lease losses - ending	$1,093,691	$1,050,362	4.1	$1,033,939	$1,044,521	$1,087,316

Net charge-offs to average loans (annualized)
Commercial	0.38%	0.42%	9.5%	0.19%	1.39%	0.15%
Real estate:
Home equity lines	0.76	0.64	18.8	0.43	0.27	0.14
Construction	0.07	0.04	75.0	0.01	0.01	0.01
Residential mortgages	0.24	0.23	4.3	0.15	0.07	0.08
Commercial real estate	-	0.02	(100.0)	0.01	0.08	-
Consumer:
Direct	0.32	0.26	23.1	0.33	0.30	0.17
Indirect	0.94	0.41	NM	0.73	0.75	0.40
Total net charge-offs to total average loans	0.34	0.30	13.3	0.21	0.52	0.12
Period Ended
Nonaccrual loans
Commercial	$74,246	$91,895	(19.2)%	$118,737	$106,769	$263,684
Real estate:
Construction	158,194	77,936	NM	54,885	38,646	26,508
Residential mortgages [3]	691,122	511,566	35.1	401,095	286,676	189,218
Commercial real estate	40,649	44,168	(8.0)	47,463	55,365	54,394
Consumer loans	10,580	11,235	(5.8)	15,141	16,302	22,685

Total nonaccrual loans	974,791	736,800	32.3	637,321	503,758	556,489
Restructured loans	29,057	27,816	4.5	27,772	27,993	28,934

Total nonperforming loans	1,003,848	764,616	31.3	665,093	531,751	585,423
Other real estate owned (OREO)	156,106	100,973	54.6	74,645	55,460	41,690
Other repossessed assets	9,974	7,250	37.6	6,202	6,617	6,670

Total nonperforming assets	$1,169,928	$872,839	34.0	$745,940	$593,828	$633,783

Total accruing loans past due 90 days or more	$495,384	$449,038	10.3%	$369,940	$353,115	$301,878

Total nonperforming loans to total loans	0.83%	0.64%	29.7%	0.57%	0.44%	0.48%
Total nonperforming assets to total loans plus OREO and other repossessed assets	0.97	0.73	32.9	0.64	0.49	0.52
Allowance to period-end loans	0.91	0.88	3.4	0.88	0.86	0.90
Allowance to nonperforming loans	109.0	137.4	(20.7)	155.5	196.4	185.7

1 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

2 Amount removed from the allowance for loan losses related to the Company’s election to record $4.1 billion of residential mortgages at fair value.

3 Includes home equity lines on nonaccrual status.

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA (continued)

(Dollars and shares in thousands, except per share data) (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30				September 30
	Core Deposit Intangible	Mortgage Servicing Rights	Other	Total	Core Deposit Intangible	Mortgage Servicing Rights	Other	Total
OTHER INTANGIBLE ASSET ROLLFORWARD
Balance, beginning of period	$282,196	$720,374	$138,776	$1,141,346	$324,743	$657,604	$140,620	$1,122,967
Amortization	(21,035)	(49,632)	(4,757)	(75,424)	(64,667)	(139,975)	(14,255)	(218,897)
Servicing rights originated	-	118,123	-	118,123	-	361,904	-	361,904
Community Bank of Florida branch acquisition	-	-	-	-	1,085	-	-	1,085
Reclass investment to trading assets	-	-	-	-	-	-	(1,050)	(1,050)
Purchase of GenSpring (formerly AMA, LLC) minority shares	-	-	599	599	-	-	5,072	5,072
Sale/securitization of mortgage servicing rights	-	(64,542)	-	(64,542)	-	(155,210)	-	(155,210)
Issuance of noncompete agreement	-	-	-	-	-	-	4,231	4,231

Balance, September 30, 2006	$261,161	$724,323	$134,618	$1,120,102	$261,161	$724,323	$134,618	$1,120,102

Balance, beginning of period	$205,574	$942,012	$142,874	$1,290,460	$241,614	$810,509	$129,861	$1,181,984
Amortization	(17,202)	(45,329)	(7,617)	(70,148)	(53,242)	(133,266)	(20,024)	(206,532)
Servicing rights originated	-	161,962	-	161,962	-	497,058	-	497,058
Purchase of GenSpring (formerly AMA, LLC) minority shares	-	-	927	927	-	-	2,205	2,205
Client relationship intangible obtained from GenSpring’s acquisition of TBK Investments, Inc.	-	-	6,520	6,520	-	-	6,520	6,520
Intangible assets obtained from sale upon merger of Lighthouse Partners, net[1]	-	-	-	-	-	-	24,142	24,142
Sale/securitization of mortgage servicing rights	-	(62,661)	-	(62,661)	-	(178,317)	-	(178,317)

Balance, September 30, 2007	$188,372	$995,984	$142,704	$1,327,060	$188,372	$995,984	$142,704	$1,327,060

	Three Months Ended
	September 30 2007	June 30 2007	March 31 2007	December 31 2006	September 30 2006
COMMON SHARE ROLLFORWARD
Beginning balance	349,053	356,505	354,903	363,868	364,129
Common shares issued/exchanged for employee benefit plans, stock option, performance and restricted stock activity	483	1,228	2,218	961	1,379
Acquisition of treasury stock	(1,462)	(8,680)	(616)	(9,926)	(1,640)

Ending balance	348,074	349,053	356,505	354,903	363,868

COMMON STOCK REPURCHASE ACTIVITY
Number of common shares repurchased [2]	1,472	8,715	653	9,962	1,660
Average price per share of repurchased common shares	$81.00	$87.02	$82.83	$77.76	$76.69
Total cost to acquire treasury shares	$-	$853,386	$-	$870,669	$125,752
Maximum number of common shares that may yet be purchased under plans or programs [3]	1,009	2,471	11,151	11,767	8,360

1 During the first quarter of 2007 SunTrust merged its wholly-owned subsidiary, Lighthouse Partners, into Lighthouse Investment Partners, LLC in exchange for a minority interest in Lighthouse Investment Partners, LLC and a revenue-sharing agreement. This transaction resulted in a $7.9 million decrease in existing intangible assets and a new intangible asset of $32.0 million.

2 This figure includes shares repurchased pursuant to SunTrust’s employee stock option plans, pursuant to which participants may pay the exercise price upon exercise of SunTrust stock options by surrendering shares of SunTrust common stock which the participant already owns.

3 In August 2006, the Board authorized the Company to repurchase up to an additional $1 billion or 13,333,334 shares of the Company’s Common Stock, under which authority the Company repurchased 9,926,589 shares during 2006 under an Accelerated Share Repurchase Agreement (“ASR”). The 3,406,745 shares remaining under the August 2006 authorization, combined with 8,360,000 shares remaining under Board authorization from April 2006, left the Company with authorization to repurchase up to 11,766,745 shares as of January 1, 2007. The Company completed the aforementioned ASR with the repurchase of 615,514 shares during the first quarter of 2007. During the nine months ended September 30, 2007, the Company entered into an ASR, as announced in the Company’s 8-K filing on June 7, 2007, by repurchasing 8,022,254 shares during the second quarter of 2007. This ASR was completed in the third quarter of 2007 when the Company received, without additional payment, an additional 1,462,091 shares.

SunTrust Banks, Inc. and Subsidiaries

RECONCILEMENT OF NON-GAAP MEASURES

APPENDIX A TO THE EARNINGS RELEASE

(Dollars in thousands) (Unaudited)

	Three Months Ended					Nine Months Ended
	September 30 2007	June 30 2007	March 31 2007	December 31 2006	September 30 2006	September 30 2007	September 30 2006
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE
Net income	$420,164	$681,431	$521,296	$506,354	$535,588	$1,622,891	$1,611,117
Securities (gains)/losses, net of tax	(614)	(146,575)	(12)	(21,934)	56,926	(147,202)	53,229

Net income excluding net securities gains and losses	419,550	534,856	521,284	484,420	592,514	1,475,689	1,664,346
The Coca-Cola Company dividend, net of tax	(13,210)	(13,218)	(14,580)	(13,316)	(13,317)	(41,009)	(39,950)

Net income excluding net securities (gains)/losses and The Coca-Cola Company dividend	406,340	521,638	506,704	471,104	579,197	1,434,680	1,624,396
Preferred dividends	7,526	7,519	7,363	7,729	-	22,408	-

Net income available to common shareholders excluding net securities (gains)/losses and The Coca-Cola Company dividend	$398,814	$514,119	$499,341	$463,375	$579,197	$1,412,272	$1,624,396

Total average assets	$174,653,377	$179,996,457	$181,506,369	$182,343,274	$180,500,921	$178,693,630	$179,631,675
Average net unrealized securities gains	(2,091,892)	(2,398,651)	(2,305,306)	(1,965,367)	(1,374,648)	(2,264,501)	(1,504,293)

Average assets less net unrealized securities gains	$172,561,485	$177,597,806	$179,201,063	$180,377,907	$179,126,273	$176,429,129	$178,127,382

Total average common shareholders’ equity	$17,050,182	$17,428,101	$17,220,384	$17,655,469	$17,558,581	$17,232,264	$17,306,802
Average accumulated other comprehensive income	(998,561)	(1,206,487)	(1,074,497)	(1,202,004)	(821,317)	(1,092,903)	(899,774)

Total average realized common shareholders’ equity	$16,051,621	$16,221,614	$16,145,887	$16,453,465	$16,737,264	$16,139,361	$16,407,028

Return on average total assets	0.95%	1.52%	1.16%	1.10%	1.18%	1.21%	1.20%
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company dividend	(0.02)	(0.34)	(0.01)	(0.06)	0.10	(0.12)	0.02

Return on average total assets less net unrealized securities gains [1]	0.93%	1.18%	1.15%	1.04%	1.28%	1.09%	1.22%

Return on average common shareholders’ equity	9.60%	15.51%	12.10%	11.20%	12.10%	12.42%	12.45%
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company dividend	0.26	(2.80)	0.44	(0.03)	1.63	(0.72)	0.79

Return on average realized common shareholders’ equity [2]	9.86%	12.71%	12.54%	11.17%	13.73%	11.70%	13.24%

Efficiency ratio [3]	63.35%	52.69%	59.79%	59.67%	59.30%	58.31%	59.29%
Impact of excluding amortization of intangible assets	(1.22)	(1.05)	(1.14)	(1.18)	(1.27)	(1.13)	(1.28)

Tangible efficiency ratio [4]	62.13%	51.64%	58.65%	58.49%	58.03%	57.18%	58.01%

Total shareholders’ equity	$17,907,247	$17,368,853	$17,968,538	$17,813,606	$18,589,307
Goodwill	(6,912,110)	(6,897,050)	(6,896,723)	(6,889,860)	(6,903,001)
Other intangible assets including mortgage servicing rights (“MSRs”)	(1,327,060)	(1,290,460)	(1,293,457)	(1,181,984)	(1,120,102)
Mortgage servicing rights	995,984	942,012	921,255	810,510	724,323

Tangible equity	$10,664,061	$10,123,355	$10,699,613	$10,552,272	$11,290,527

Total assets	$175,857,229	$180,314,372	$186,384,841	$182,161,609	$183,104,553
Goodwill	(6,912,110)	(6,897,050)	(6,896,723)	(6,889,860)	(6,903,001)
Other intangible assets including MSRs	(1,327,060)	(1,290,460)	(1,293,457)	(1,181,984)	(1,120,102)
Mortgage servicing rights	995,984	942,012	921,255	810,510	724,323

Tangible assets	$168,614,043	$173,068,874	$179,115,916	$174,900,275	$175,805,773

Tangible equity to tangible assets [5]	6.32%	5.85%	5.97%	6.03%	6.42%

Net interest income	$1,192,188	$1,195,284	$1,164,559	$1,161,289	$1,151,392	$3,552,031	$3,499,176
Taxable-equivalent adjustment	27,055	24,668	23,713	23,877	22,468	75,436	64,089

Net interest income - FTE	1,219,243	1,219,952	1,188,272	1,185,166	1,173,860	3,627,467	3,563,265
Noninterest income	819,139	1,154,622	878,906	882,566	858,931	2,852,667	2,585,806

Total revenue - FTE	$2,038,382	$2,374,574	$2,067,178	$2,067,732	$2,032,791	$6,480,134	$6,149,071

Net securities (gains)/losses	(991)	(236,412)	(20)	(35,377)	91,816	(237,423)	85,854
Net gain on sale of Bond Trustee business	-	-	-	-	(112,759)	-	(112,759)

Total revenue - FTE excluding net securities (gains)/losses and net gain on sale of Bond Trustee business [6]	$2,037,391	$2,138,162	$2,067,158	$2,032,355	$2,011,848	$6,242,711	$6,122,166

1 SunTrust presents a return on average assets less net unrealized gains on securities. The foregoing numbers primarily reflect adjustments to remove the effects of the Company’s securities portfolio which includes the ownership by the Company of 43.6 million shares of The Coca-Cola Company as of September 30, 2007. The Company uses this information internally to gauge its actual performance in the industry. The Company believes that the return on average assets less the net unrealized securities gains is more indicative of the Company’s return on assets because it more accurately reflects the return on the assets that are related to the Company’s core businesses which are primarily customer relationship and customer transaction driven. The return on average assets less net unrealized gains on securities is computed by dividing annualized net income, excluding securities gains/losses and The Coca-Cola Company dividend, by average assets less net unrealized securities gains.

2 The Company believes that the return on average realized common shareholders’ equity is more indicative of the Company’s return on equity because the excluded equity relates primarily to the long term holding of a specific security. The return on average realized common shareholders’ equity is computed by dividing annualized net income available to common shareholders, excluding securities gains/losses and The Coca -Cola Company dividend, by average realized common shareholders’ equity.

3 Computed by dividing noninterest expense by total revenue - FTE. The efficiency ratios are presented on an FTE basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

4 SunTrust presents a tangible efficiency ratio which excludes the cost of intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible asset costs (the level of which may vary from company to company) it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.

5 SunTrust presents a tangible equity to tangible assets ratio that excludes the impact of purchase accounting intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company) it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. This measure is used by management to analyze capital adequacy.

6 SunTrust presents total revenue-FTE excluding realized net securities gains/losses and the net gain on the sale of the Bond Trustee business. The Company believes total revenue-FTE without net securities gains/losses is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven. SunTrust further excludes the net gain on the sale of the Bond Trustee business because the Company believes the exclusion of the net gain is more indicative of normalized operations.

SunTrust Banks, Inc. and Subsidiaries

RECONCILEMENT OF NON-GAAP MEASURES

APPENDIX A TO THE EARNINGS RELEASE, continued

(Dollars in thousands) (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30 2007	September 30 2006	Increase/(Decrease)		September 30 2007	September 30 2006	Increase/(Decrease)
			Amount	%[5]			Amount	%[5]
SELECTED NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE
Diluted net income per average common share					$4.52	$4.42	$0.10	2.3%
Impact of excluding gain on sale of shares of The Coca-Cola Company					(0.41)	-	(0.41)	(100.0)

Diluted net income per average common share excluding gain on sale of shares of The Coca-Cola Company [1]					$4.11	$4.42	($0.31)	(7.0)%

Noninterest income	$819,139	$858,931	($39,792)	(4.6)%	$2,852,667	$2,585,806	$266,861	10.3%
Net securities (gains)/losses	(991)	91,816	(92,807)	NM	(237,423)	85,854	(323,277)	NM
Net gain on sale of Bond Trustee business	-	(112,759)	112,759	100.0	-	(112,759)	112,759	100.0

Noninterest income excluding net securities (gains)/losses and net gain on sale of Bond Trustee business [2]	$818,148	$837,988	($19,840)	(2.4)%	$2,615,244	$2,558,901	$56,343	2.2%

Noninterest expense	$1,291,245	$1,205,499	$85,746	7.1%	$3,778,436	$3,646,083	$132,353	3.6%
Compensation expense related to fair valued mortgage loans	(32,000)	-	(32,000)	(100.0)	(44,500)	-	(44,500)	(100.0)
Leverage lease reserve reversal	-	-	-	-	-	10,923	(10,923)	(100.0)
E2 initial implementation costs, net of corporate real estate gains	(49,496)	(2,999)	(46,497)	NM	(57,596)	(9,933)	(47,663)	NM
Decrease in accrued liability associated with a capital instrument	33,552	-	33,552	100.0	33,552	-	33,552	100.0
Loss on early retirement of unhedged fixed rate debt carried at cost	(9,800)	-	(9,800)	(100.0)	(9,800)	-	(9,800)	(100.0)

Adjusted noninterest expense [3]	$1,233,501	$1,202,500	$31,001	2.6%	$3,700,092	$3,647,073	$53,019	1.5%

Net income available to common shareholders	$412,638	$535,588	($122,950)	(23.0)%
Severance charge, net of tax	27,902	-	27,902	100.0

Net income available to common shareholders excluding severance charge [4]	$440,540	$535,588	($95,048)	(17.7)%

Diluted net income per average common share	$1.18	$1.47	($0.29)	(19.7)%
Severance charge, net of tax	0.08	-	0.08	100.0

Diluted net income per average common share excluding severance charge [4]	$1.26	$1.47	($0.21)	(14.3)%

Noninterest expense	$1,291,245	$1,205,499	$85,746	7.1%	$3,778,436	$3,646,083	$132,353	3.6%
Severance charge	(45,004)	-	(45,004)	(100.0)	(45,004)	-	(45,004)	(100.0)

Noninterest expense excluding severance charge [4]	$1,246,241	$1,205,499	$40,742	3.4%	$3,733,432	$3,646,083	$87,349	2.4%

Efficiency ratio	63.35%	59.30%	4.05%	6.8%
Severance charge	(2.21)	-	(2.21)	(100.0)

Efficiency ratio excluding severance charge [4]	61.14%	59.30%	1.84%	3.1%

	Three Months Ended
	September 30 2007	June 30 2007	Increase/(Decrease)		Sequential Annualized[6] %
			Amount	%[5]
Noninterest income	$819,139	$1,154,622	($335,483)	(29.1)%	NM %
Net securities gains	(991)	(236,412)	235,421	(99.6)	NM

Noninterest income excluding net securities gains [2]	$818,148	$918,210	($100,062)	(10.9)%	(43.6)%

Diluted net income per average common share	$1.18	$1.89	($0.71)	(37.6)%	NM %
Impact of excluding gain on sale of shares of The Coca-Cola Company	-	(0.41)	0.41	(100.0)	NM

Diluted net income per average common share excluding gain on sale of shares of The Coca-Cola Company [1]	$1.18	$1.48	($0.30)	(20.3)%	(81.1)%

Noninterest expense	$1,291,245	$1,251,194	$40,051	3.2%	12.8%
Severance charge	(45,004)	-	(45,004)	(100.0)	NM

Noninterest expense excluding severance charge [4]	$1,246,241	$1,251,194	($4,953)	(0.4)%	(1.6)%

1 SunTrust presents net income per average common diluted share excluding the gain on sale of shares of The Coca-Cola Company. The Company believes this measure is more indicative of the Company’s performance because it excludes a large securities gain that is not a customer relationship or customer driven transaction.

2 SunTrust presents noninterest income excluding realized net securities gains/losses and the net gain on the sale of the Bond Trustee business. The Company believes noninterest income without net securities gains/losses and the net gain on the sale of the Bond Trustee Business is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven and is more indicative of normalized operations.

3 SunTrust presents noninterest expense on a basis that excludes certain significant non-core expense items because the Company believes the exclusion of these items is more indicative of normalized operations.

4 SunTrust presents net income available to common shareholders, diluted net income per average common share, noninterest expense, and the efficiency ratio excluding a severance charge specific to the Company’s E 2 Efficiency and Productivity Program in order to provide comparability between periods.

5 Any change over 100 percent is labeled as “NM”. Those changes over 100 percent were not considered to be meaningful.

6 Multiply percentage change by 4 to calculate sequential annualized change.

SunTrust Banks, Inc. and Subsidiaries

QUARTER-TO-QUARTER COMPARISON - ACTUAL

APPENDIX B TO THE EARNINGS RELEASE

(Dollars in thousands) (Unaudited)

	Three Months Ended
	September 30 2007	June 30 2007			Sequential Annualized [2] %	September 30 2007	September 30 2006
			Increase/(Decrease)					Increase/(Decrease)
			Amount	%				Amount	%
STATEMENTS OF INCOME
NET INTEREST INCOME	$1,192,188	$1,195,284	($3,096)	(0.3)%	(1.0)%	$1,192,188	$1,151,392	$40,796	3.5%
Provision for loan losses	147,020	104,680	42,340	40.4	NM	147,020	61,568	85,452	NM

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	1,045,168	1,090,604	(45,436)	(4.2)	(16.7)	1,045,168	1,089,824	(44,656)	(4.1)

NONINTEREST INCOME
Service charges on deposit accounts	213,939	196,844	17,095	8.7	34.7	213,939	194,262	19,677	10.1
Trust and investment management income	175,242	164,620	10,622	6.5	25.8	175,242	173,717	1,525	0.9
Retail investment services	71,064	71,785	(721)	(1.0)	(4.0)	71,064	55,544	15,520	27.9
Other charges and fees	120,730	118,358	2,372	2.0	8.0	120,730	113,347	7,383	6.5
Investment banking income	47,688	61,999	(14,311)	(23.1)	(92.3)	47,688	47,046	642	1.4
Trading account profits and commissions	(31,187)	16,437	(47,624)	NM	NM	(31,187)	20,404	(51,591)	NM
Card fees	70,450	68,580	1,870	2.7	10.9	70,450	64,916	5,534	8.5
Mortgage production related income	12,950	64,322	(51,372)	(79.9)	NM	12,950	50,336	(37,386)	(74.3)
Mortgage servicing related income	57,142	45,527	11,615	25.5	NM	57,142	36,633	20,509	56.0
Other noninterest income	80,130	109,738	(29,608)	(27.0)	NM	80,130	81,783	(1,653)	(2.0)
Net gain on sale of Bond Trustee business	-	-	-	-	-	-	112,759	(112,759)	(100.0)
Net securities gains/(losses)	991	236,412	(235,421)	(99.6)	NM	991	(91,816)	92,807	NM

Total noninterest income	819,139	1,154,622	(335,483)	(29.1)	NM	819,139	858,931	(39,792)	(4.6)

NONINTEREST EXPENSE
Employee compensation and benefits	677,765	710,613	(32,848)	(4.6)	(18.5)	677,765	674,322	3,443	0.5
Net occupancy expense	87,626	84,650	2,976	3.5	14.1	87,626	85,613	2,013	2.4
Outside processing and software	105,132	100,730	4,402	4.4	17.5	105,132	98,699	6,433	6.5
Equipment expense	51,532	53,823	(2,291)	(4.3)	(17.0)	51,532	50,249	1,283	2.6
Marketing and customer development	46,897	43,326	3,571	8.2	33.0	46,897	35,932	10,965	30.5
Amortization of intangible assets	24,820	24,904	(84)	(0.3)	(1.3)	24,820	25,792	(972)	(3.8)
Loss on extinguishment of debt	9,800	-	9,800	100.0	NM	9,800	-	9,800	100.0
Other noninterest expense	287,673	233,148	54,525	23.4	93.5	287,673	234,892	52,781	22.5

Total noninterest expense	1,291,245	1,251,194	40,051	3.2	12.8	1,291,245	1,205,499	85,746	7.1

INCOME BEFORE INCOME TAXES	573,062	994,032	(420,970)	(42.3)	NM	573,062	743,256	(170,194)	(22.9)
Provision for income taxes	152,898	312,601	(159,703)	(51.1)	NM	152,898	207,668	(54,770)	(26.4)

NET INCOME	420,164	681,431	(261,267)	(38.3)	NM	420,164	535,588	(115,424)	(21.6)
Preferred dividends	7,526	7,519	7	0.1	0.4	7,526	-	7,526	100.0

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	412,638	673,912	(261,274)	(38.8)	NM	412,638	535,588	(122,950)	(23.0)
Gain on sale of shares of The Coca-Cola Company, net of tax	-	(145,580)	145,580	(100.0)	NM	-	-	-	-

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS EXCLUDING THE GAIN ON SALE OF SHARES OF THE COCA-COLA COMPANY [1]	$412,638	$528,332	($115,694)	(21.9)%	(87.6)%	$412,638	$535,588	($122,950)	(23.0)%

REVENUE
Net interest income	$1,192,188	$1,195,284	($3,096)	(0.3)%	(1.0)%	$1,192,188	$1,151,392	$40,796	3.5%
Taxable-equivalent adjustment	27,055	24,668	2,387	9.7	38.7	27,055	22,468	4,587	20.4

Net interest income - FTE	1,219,243	1,219,952	(709)	(0.1)	(0.2)	1,219,243	1,173,860	45,383	3.9
Noninterest income	819,139	1,154,622	(335,483)	(29.1)	NM	819,139	858,931	(39,792)	(4.6)

Total revenue - FTE	2,038,382	2,374,574	(336,192)	(14.2)	(56.6)	2,038,382	2,032,791	5,591	0.3
Net securities (gains)/losses	(991)	(236,412)	235,421	(99.6)	NM	(991)	91,816	(92,807)	NM
Net gain on sale of Bond Trustee business	-	-	-	-	-	-	(112,759)	112,759	100.0

Total revenue - FTE excluding net securities (gains)/losses and net gain on sale of Bond Trustee business [1]	$2,037,391	$2,138,162	($100,771)	(4.7)%	(18.9)%	$2,037,391	$2,011,848	$ 25,543	1.3%

SELECTED AVERAGE BALANCES (Dollars in millions)
Average loans
Commercial	$34,248	$33,608	$640	1.9%	7.6%	$34,248	$34,307	($59)	(0.2)%
Real estate home equity lines	14,133	13,850	283	2.0	8.2	14,133	13,626	507	3.7
Real estate construction	13,687	13,710	(23)	(0.2)	(0.7)	13,687	12,806	881	6.9
Real estate 1-4 family	31,004	30,754	250	0.8	3.3	31,004	33,876	(2,872)	(8.5)
Real estate commercial	12,759	12,732	27	0.2	0.8	12,759	12,808	(49)	(0.4)
Credit card	516	404	112	27.7	NM	516	324	192	59.3
Consumer - direct	4,368	4,347	21	0.5	1.9	4,368	4,207	161	3.8
Consumer - indirect	7,966	8,064	(98)	(1.2)	(4.9)	7,966	8,339	(373)	(4.5)
Nonaccrual and restructured	878	696	182	26.1	NM	878	449	429	95.5

Total loans	$119,559	$118,165	$1,394	1.2%	4.7%	$119,559	$120,742	($1,183)	(1.0)%

Average deposits
Noninterest bearing deposits	$21,445	$22,396	($951)	(4.2)%	(17.0)%	$21,445	$22,934	($1,489)	(6.5)%
NOW accounts	19,544	20,066	(522)	(2.6)	(10.4)	19,544	16,596	2,948	17.8
Money market accounts	22,560	21,773	787	3.6	14.5	22,560	24,267	(1,707)	(7.0)
Savings	4,457	4,787	(330)	(6.9)	(27.6)	4,457	5,591	(1,134)	(20.3)
Consumer and other time	28,702	28,905	(203)	(0.7)	(2.8)	28,702	28,255	447	1.6

Total consumer and commercial deposits	96,708	97,927	(1,219)	(1.2)	(5.0)	96,708	97,643	(935)	(1.0)
Brokered and foreign deposits	21,140	23,983	(2,843)	(11.9)	(47.4)	21,140	27,958	(6,818)	(24.4)

Total deposits	$117,848	$121,910	($4,062)	(3.3)%	(13.3)%	$117,848	$125,601	($7,753)	(6.2)%

SELECTED CREDIT DATA
Nonaccrual loans	$974,791	$736,800	$237,991	32.3%	NM %	$974,791	$556,489	$418,302	75.2%
Restructured loans	29,057	27,816	1,241	4.5	17.8	29,057	28,934	123	0.4

Total nonperforming loans	1,003,848	764,616	239,232	31.3	NM	1,003,848	585,423	418,425	71.5
Other real estate owned (OREO)	156,106	100,973	55,133	54.6	NM	156,106	41,690	114,416	NM
Other repossessed assets	9,974	7,250	2,724	37.6	NM	9,974	6,670	3,304	49.5

Total nonperforming assets	$1,169,928	$872,839	$297,089	34.0%	NM %	$1,169,928	633,783	$536,145	84.6%

Allowance for loan and lease losses	$1,093,691	$1,050,362	$43,329	4.1%	16.5%	$1,093,691	$1,087,316	$6,375	0.6%

1 SunTrust presents selected financial data on a basis that excludes net securities gains/(losses), the gain on the sale of shares of The Coca-Cola Company, and net gain on sale of Bond Trustee business. The Company believes the exclusion of these items is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven and is more indicative of normalized operations.

2 Multiply percentage change by 4 to calculate sequential annualized change. Any sequential annualized change over 100 percent is labeled as “NM” because those changes over 100 percent were not considered to be meaningful.

Page15

SunTrust Banks, Inc. and Subsidiaries

YEAR-TO-DATE COMPARISON - ACTUAL

APPENDIX B TO THE EARNINGS RELEASE, continued

(Dollars in thousands) (Unaudited)

	Nine Months Ended
	September 30 2007	September 30 2006	Increase/(Decrease)
			Amount	%[1]
STATEMENTS OF INCOME
NET INTEREST INCOME	$3,552,031	$3,499,176	$52,855	1.5%
Provision for loan losses	308,141	146,730	161,411	NM

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	3,243,890	3,352,446	(108,556)	(3.2)

NONINTEREST INCOME
Service charges on deposit accounts	599,818	572,092	27,726	4.8
Trust and investment management income	514,180	517,617	(3,437)	(0.7)
Retail investment services	206,392	168,974	37,418	22.1
Other charges and fees	357,225	339,677	17,548	5.2
Investment banking income	159,844	159,342	502	0.3
Trading account profits and commissions	75,451	103,461	(28,010)	(27.1)
Card fees	203,225	183,460	19,765	10.8
Mortgage production related income	68,617	169,952	(101,335)	(59.6)
Mortgage servicing related income	138,072	112,744	25,328	22.5
Net gain on sale upon merger of Lighthouse Partners	32,340	-	32,340	100.0
Net gain on sale of Bond Trustee business	-	112,759	(112,759)	(100.0)
Other noninterest income	260,080	231,582	28,498	12.3
Net securities gains/(losses)	237,423	(85,854)	323,277	NM

Total noninterest income	2,852,667	2,585,806	266,861	10.3

NONINTEREST EXPENSE
Employee compensation and benefits	2,087,378	2,068,360	19,018	0.9
Net occupancy expense	258,533	248,367	10,166	4.1
Outside processing and software	305,538	292,038	13,500	4.6
Equipment expense	154,764	147,804	6,960	4.7
Marketing and customer development	135,928	127,956	7,972	6.2
Amortization of intangible assets	73,266	78,922	(5,656)	(7.2)
Loss on extinguishment of debt	9,800	-	9,800	100.0
Other noninterest expense	753,229	682,636	70,593	10.3

Total noninterest expense	3,778,436	3,646,083	132,353	3.6

INCOME BEFORE INCOME TAXES	2,318,121	2,292,169	25,952	1.1
Provision for income taxes	695,230	681,052	14,178	2.1

NET INCOME	1,622,891	1,611,117	11,774	0.7
Preferred dividends	22,408	-	22,408	100.0

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	1,600,483	1,611,117	(10,634)	(0.7)
Gain on sale of shares of The Coca-Cola Company, net of tax	(145,580)	-	(145,580)	(100.0)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS EXCLUDING THE GAIN ON SALE OF SHARES OF THE COCA-COLA COMPANY [2]	$1,454,903	$1,611,117	($156,214)	(9.7)%

REVENUE AND NONINTEREST EXPENSE
Net interest income	$3,552,031	$3,499,176	$52,855	1.5%
Taxable-equivalent adjustment	75,436	64,089	11,347	17.7

Net interest income - FTE	3,627,467	3,563,265	64,202	1.8
Noninterest income	2,852,667	2,585,806	266,861	10.3

Total revenue - FTE	6,480,134	6,149,071	331,063	5.4
Net securities (gains)/losses	(237,423)	85,854	323,277	NM
Net gain on sale of Bond Trustee business	-	(112,759)	(112,759)	(100.0)

Total revenue - FTE excluding net securities (gains)/losses and net gain on sale of Bond Trustee business [2]	$6,242,711	$6,122,166	$120,545	2.0%

SELECTED AVERAGE BALANCES (Dollars in millions)
Average loans
Commercial	$33,964	$33,793	$171	0.5%
Real estate home equity lines	13,908	13,512	396	2.9
Real estate construction	13,610	12,041	1,569	13.0
Real estate 1-4 family	31,938	33,246	(1,308)	(3.9)
Real estate commercial	12,774	12,810	(36)	(0.3)
Credit card	430	303	127	41.9
Consumer - direct	4,313	4,577	(264)	(5.8)
Consumer - indirect	8,064	8,425	(361)	(4.3)
Nonaccrual and restructured	738	359	379	NM

Total loans	$119,739	$119,066	$673	0.6%

Average deposits
Noninterest bearing deposits	$21,923	$23,560	($1,637)	(6.9)%
NOW accounts	19,809	16,801	3,008	17.9
Money market accounts	22,142	24,990	(2,848)	(11.4)
Savings	4,754	5,349	(595)	(11.1)
Consumer and other time	28,843	26,011	2,832	10.9

Total consumer and commercial deposits	97,471	96,711	760	0.8
Brokered and foreign deposits	23,925	26,614	(2,689)	(10.1)

Total deposits	$121,396	$123,325	($1,929)	(1.6)%

1 Any change over 100 percent is labeled as “NM”. Those changes over 100 percent were not considered to be meaningful.

2 SunTrust presents selected financial data on a basis that excludes net securities gains/(losses), the gain on the sale of shares of The Coca-Cola Company, and net gain on sale of Bond Trustee business. The Company believes the exclusion of these items is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven and is more indicative of normalized operations.

PRELIMINARY DATA

Retail Line of Business

(Dollars in thousands)     (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30 2007	September 30 2006	% Change[3]	September 30 2007	September 30 2006	% Change[3]
Statement of Income
Net interest income	$571,995	$582,523	(1.8)%	$1,732,626	$1,753,762	(1.2)%
FTE adjustment	33	33	-	104	75	38.7

Net interest income - FTE	572,028	582,556	(1.8)	1,732,730	1,753,837	(1.2)
Provision for loan losses[1]	71,777	26,452	NM	165,383	65,041	NM

Net interest income after provision for loan losses - FTE	500,251	556,104	(10.0)	1,567,347	1,688,796	(7.2)

Noninterest income before securities gains/(losses)	284,821	269,632	5.6	811,452	792,896	2.3
Securities gains/(losses), net	-	-	-	3	-	100.0

Total noninterest income	284,821	269,632	5.6	811,455	792,896	2.3

Noninterest expense before amortization of intangible assets	528,274	520,453	1.5	1,579,210	1,568,572	0.7
Amortization of intangible assets	17,192	21,023	(18.2)	53,209	64,631	(17.7)

Total noninterest expense	545,466	541,476	0.7	1,632,419	1,633,203	-

Income before provision for income taxes	239,606	284,260	(15.7)	746,383	848,489	(12.0)
Provision for income taxes	86,572	103,345	(16.2)	270,720	309,361	(12.5)
FTE adjustment	33	33	-	104	75	38.7

Net income	$153,001	$180,882	(15.4)	$475,559	$539,053	(11.8)

Total revenue - FTE	$856,849	$852,188	0.5	$2,544,185	$2,546,733	(0.1)
Average Balance Sheet
Total loans	$32,065,833	$30,834,646	4.0%	$31,631,670	$30,840,312	2.6%
Goodwill	4,897,026	4,900,363	(0.1)	4,895,711	4,890,150	0.1
Other intangible assets excluding MSRs	194,011	269,763	(28.1)	212,006	291,282	(27.2)
Total assets	38,069,298	37,218,400	2.3	37,831,104	37,870,529	(0.1)
Total deposits	67,401,579	69,659,995	(3.2)	68,471,359	68,814,272	(0.5)
Shareholders’ equity is not allocated at this time[2]
Performance Ratios
Efficiency ratio	63.66%	63.54%		64.16%	64.13%
Impact of excluding cost of intangible assets	(5.82)	(6.26)		(5.91)	(6.35)

Tangible efficiency ratio	57.84%	57.28%		58.25%	57.78%

1 Provision for loan losses represents net charge-offs for the lines of business.

2 Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

PRELIMINARY DATA

Commercial Line of Business

(Dollars in thousands)     (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30 2007	September 30 2006	% Change	September 30 2007	September 30 2006	% Change
Statement of Income
Net interest income	$218,273	$231,287	(5.6)%	$657,704	$688,062	(4.4	) %
FTE adjustment	9,319	10,437	(10.7)	28,205	30,372	(7.1)

Net interest income - FTE	227,592	241,724	(5.8)	685,909	718,434	(4.5)
Provision for loan losses[1]	2,959	1,649	79.4	13,681	7,208	89.8

Net interest income after provision for loan losses - FTE	224,633	240,075	(6.4)	672,228	711,226	(5.5)

Noninterest income before securities gains/(losses)	74,819	70,331	6.4	219,634	211,803	3.7
Securities gains/(losses), net	-	-	-	-	-	-

Total noninterest income	74,819	70,331	6.4	219,634	211,803	3.7

Noninterest expense before amortization of intangible assets	165,542	164,761	0.5	500,424	503,799	(0.7)
Amortization of intangible assets	-	-	-	-	-	-

Total noninterest expense	165,542	164,761	0.5	500,424	503,799	(0.7)

Income before provision for income taxes	133,910	145,645	(8.1)	391,438	419,230	(6.6)
Provision for income taxes	19,558	26,098	(25.1)	59,377	70,179	(15.4)
FTE adjustment	9,319	10,437	(10.7)	28,205	30,372	(7.1)

Net income	$105,033	$109,110	(3.7)	$303,856	$318,679	(4.7)

Total revenue - FTE	$302,411	$312,055	(3.1)	$905,543	$930,237	(2.7)
Average Balance Sheet
Total loans	$33,016,609	$32,985,857	0.1%	$33,042,986	$32,477,973	1.7%
Goodwill	1,262,724	1,264,845	(0.2)	1,262,361	1,263,698	(0.1)
Other intangible assets excluding MSRs	-	-	-	-	-	-
Total assets	35,462,037	35,485,345	(0.1)	35,471,695	34,939,517	1.5
Total deposits	14,031,723	13,601,082	3.2	14,181,207	13,653,491	3.9
Shareholders’ equity is not allocated at this time[2]
Performance Ratios
Efficiency ratio	54.74%	52.80%		55.26%	54.16%
Impact of excluding cost of intangible assets	(2.42)	(2.24)		(2.40)	(2.29)

Tangible efficiency ratio	52.32%	50.56%		52.86%	51.87%

1 Provision for loan losses represents net charge-offs for the lines of business.

2 Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

PRELIMINARY DATA

Corporate and Investment Banking Line of Business

(Dollars in thousands) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30 2007	September 30 2006	% Change[3]	September 30 2007	September 30 2006	% Change[3]
Statement of Income
Net interest income	$40,509	$45,630	(11.2)%	$131,165	$158,100	(17.0	) %
FTE adjustment	13,000	8,071	61.1	33,946	22,178	53.1

Net interest income - FTE	53,509	53,701	(0.4)	165,111	180,278	(8.4)
Provision for loan losses[1]	13,582	5,784	NM	30,445	4,954	NM

Net interest income after provision for loan losses - FTE	39,927	47,917	(16.7)	134,666	175,324	(23.2)

Noninterest income before securities gains/(losses)	47,305	142,249	(66.7)	391,780	457,631	(14.4)
Securities gains/(losses), net	-	(360)	(100.0)	-	(360)	(100.0)

Total noninterest income	47,305	141,889	(66.7)	391,780	457,271	(14.3)

Noninterest expense before amortization of intangible assets	109,373	117,639	(7.0)	367,533	367,656	-
Amortization of intangible assets	122	122	-	366	366	-

Total noninterest expense	109,495	117,761	(7.0)	367,899	368,022	-

Income before provision for income taxes	(22,263)	72,045	NM	158,547	264,573	(40.1)
Provision for income taxes	(21,079)	18,921	NM	25,613	76,789	(66.6)
FTE adjustment	13,000	8,071	61.1	33,946	22,178	53.1

Net income	($14,184)	$45,053	NM	$98,988	$165,606	(40.2)

Total revenue - FTE	$100,814	$195,590	(48.5)	$556,891	$637,549	(12.7)
Average Balance Sheet
Total loans	$15,959,121	$16,693,443	(4.4)%	$15,821,063	$16,362,105	(3.3	) %
Goodwill	147,463	147,595	(0.1)	147,467	147,578	(0.1)
Other intangible assets excluding MSRs	1,047	1,525	(31.3)	1,162	1,988	(41.5)
Total assets	24,089,010	24,066,808	0.1	23,926,305	23,701,276	0.9
Total deposits	3,462,242	2,885,323	20.0	3,016,481	3,185,002	(5.3)
Shareholders’ equity is not allocated at this time[2]
Performance Ratios
Efficiency ratio	108.61%	60.21%		66.06%	57.72%
Impact of excluding cost of intangible assets	(1.87)	(0.56)		(0.63)	(0.49)

Tangible efficiency ratio	106.74%	59.65%		65.43%	57.23%

1 Provision for loan losses represents net charge-offs for the lines of business.

2 Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

PRELIMINARY DATA

Mortgage Line of Business

(Dollars in thousands)     (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30 2007	September 30 2006	% Change[3]	September 30 2007	September 30 2006	% Change[3]
Statement of Income
Net interest income	$131,593	$155,467	(15.4)%	$397,757	$453,665	(12.3)%
FTE adjustment	-	-	-	-	-	-

Net interest income - FTE	131,593	155,467	(15.4)	397,757	453,665	(12.3)
Provision for loan losses [1]	11,733	735	NM	34,993	5,735	NM

Net interest income after provision for loan losses - FTE	119,860	154,732	(22.5)	362,764	447,930	(19.0)

Noninterest income before securities gains/(losses)	89,946	98,169	(8.4)	265,358	318,837	(16.8)
Securities gains/(losses), net	-	-	-	-	-	-

Total noninterest income	89,946	98,169	(8.4)	265,358	318,837	(16.8)

Noninterest expense before amortization of intangible assets	235,137	153,869	52.8	583,113	451,146	29.3
Amortization of intangible assets	763	763	-	2,290	2,290	-

Total noninterest expense	235,900	154,632	52.6	585,403	453,436	29.1

Income before provision for income taxes	(26,094)	98,269	NM	42,719	313,331	(86.4)
Provision for income taxes	(14,105)	34,064	NM	5,079	109,513	(95.4)
FTE adjustment	-	-	-	-	-	-

Net income	($11,989)	$64,205	NM	$37,640	$203,818	(81.5)

Total revenue - FTE	$221,539	$253,636	(12.7)	$663,115	$772,502	(14.2)
Average Balance Sheet
Total loans	$30,084,217	$31,619,820	(4.9)%	$30,629,171	$30,863,051	(0.8)%
Goodwill	276,611	275,705	0.3	276,412	267,291	3.4
Other intangible assets excluding MSRs	2,810	5,800	(51.6)	3,534	6,557	(46.1)
Total assets	45,260,858	42,798,017	5.8	45,801,796	41,165,135	11.3
Total deposits	2,322,876	1,998,843	16.2	2,166,451	1,764,025	22.8
Shareholders’ equity is not allocated at this time[2]
Performance Ratios
Efficiency ratio	106.48%	60.97%		88.28%	58.70%
Impact of excluding cost of intangible assets	(1.81)	(1.03)		(1.54)	(0.96)

Tangible efficiency ratio	104.67%	59.94%		86.74%	57.74%

Other Information
Production Data
Channel mix
Retail	$5,565,382	$6,045,632	(7.9)%	$18,252,569	$17,792,947	2.6%
Wholesale	4,456,315	4,617,185	(3.5)	16,475,540	13,826,092	19.2
Correspondent	2,592,592	3,074,636	(15.7)	10,672,761	8,699,546	22.7

Total production	$12,614,289	$13,737,453	(8.2)	$45,400,870	$40,318,585	12.6

Channel mix - percent
Retail	44%	44%		40%	44%
Wholesale	35	34		36	34
Correspondent	21	22		24	22

Total production	100%	100%		100%	100%

Purchase and refinance mix
Refinance	$4,266,890	$4,737,623	(9.9)	$19,554,615	$14,162,394	38.1
Purchase	8,347,399	8,999,830	(7.2)	25,846,255	26,156,191	(1.2)

Total production	$12,614,289	$13,737,453	(8.2)	$45,400,870	$40,318,585	12.6

Purchase and refinance mix - percent
Refinance	34%	34%		43%	35%
Purchase	66	66		57	65

Total production	100%	100%		100%	100%

Applications	$21,347,294	$21,541,643	(0.9)	$70,216,063	$63,908,537	9.9
Mortgage Servicing Data (End of Period)
Total loans serviced	$149,862,311	$124,795,178	20.1%
Total loans serviced for others	110,457,690	83,079,809	33.0
Net carrying value of MSRs	995,984	724,640	37.4
Ratio of net carrying value of MSRs to total loans serviced for others	0.902%	0.872%

1 Provision for loan losses represents net charge-offs for the lines of business.

2 Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

PRELIMINARY DATA

Wealth and Investment Management Line of Business

(Dollars in thousands)     (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30 2007	September 30 2006	% Change[3]	September 30 2007	September 30 2006	% Change[3]
Statement of Income
Net interest income	$86,021	$93,211	(7.7)%	$262,690	$275,145	(4.5)%
FTE adjustment	13	19	(31.6)	41	53	(22.6)

Net interest income - FTE	86,034	93,230	(7.7)	262,731	275,198	(4.5)
Provision for loan losses [1]	1,914	736	NM	5,925	1,679	NM

Net interest income after provision for loan losses - FTE	84,120	92,494	(9.1)	256,806	273,519	(6.1)

Noninterest income before securities gains/(losses)	257,115	354,533	(27.5)	790,633	843,986	(6.3)
Securities gains/(losses), net	(2)	(1)	100.0	8	(53)	NM

Total noninterest income	257,113	354,532	(27.5)	790,641	843,933	(6.3)

Noninterest expense before amortization of intangible assets	238,697	247,056	(3.4)	743,074	742,978	-
Amortization of intangible assets	6,521	3,662	78.1	16,737	10,968	52.6

Total noninterest expense	245,218	250,718	(2.2)	759,811	753,946	0.8

Income before provision for income taxes	96,015	196,308	(51.1)	287,636	363,506	(20.9)
Provision for income taxes	35,611	73,138	(51.3)	106,105	135,425	(21.7)
FTE adjustment	13	19	(31.6)	41	53	(22.6)

Net income	$60,391	$123,151	(51.0)	$181,490	$228,028	(20.4)

Total revenue - FTE	$343,147	$447,762	(23.4)	$1,053,372	$1,119,131	(5.9)
Measures excluding net gain on sale of Bond Trustee business[4]
Total noninterest income	$257,113	$354,532	(27.5)%	$790,641	$843,933	(6.3)%
Net gain on sale of Bond Trustee business	-	(112,759)	100.0	-	(112,759)	100.0
Total noninterest income excluding gain on sale of Bond

Trustee business	$257,113	$241,773	6.3	$790,641	$731,174	8.1

Total revenue - FTE	$343,147	$447,762	(23.4)	$1,053,372	$1,119,131	(5.9)
Net gain on sale of Bond Trustee business	-	(112,759)	100.0	-	(112,759)	100.0
Total revenue - FTE excluding net gain on sale of Bond

Trustee business	$343,147	$335,003	2.4	$1,053,372	$1,006,372	4.7

Net income	$60,391	$123,151	(51.0)	$181,490	$228,028	(20.4)
Net gain on sale of Bond Trustee business, net of tax	-	(69,911)	100.0	-	(69,911)	100.0
Net income excluding net gain on sale of Bond

Trustee business	$60,391	$53,240	13.4	$181,490	$158,117	14.8

Average Balance Sheet
Total loans	$7,848,930	$8,128,016	(3.4)%	$8,022,472	$8,113,524	(1.1)%
Goodwill	314,166	306,873	2.4	314,297	303,473	3.6
Other intangible assets excluding MSRs	134,068	124,030	8.1	129,395	123,429	4.8
Total assets	8,768,176	8,945,958	(2.0)	8,923,698	8,898,351	0.3
Total deposits	9,608,257	9,534,090	0.8	9,753,449	9,285,272	5.0
Shareholders’ equity is not allocated at this time[2]
Performance Ratios
Efficiency ratio	74.84%	55.99%		73.21%	67.37%
Impact of excluding cost of intangible assets	(3.08)	(1.39)		(2.60)	(1.79)

Tangible efficiency ratio	71.76%	54.60%		70.61%	65.58%

Other Information (End of Period)
Assets under administration
Managed (discretionary) assets	$142,863,031	$138,572,125	3.1%
Non-managed assets	59,283,257	53,231,004	11.4

Total assets under administration	202,146,288	191,803,129	5.4

Brokerage assets	42,365,873	36,662,400	15.6
Corporate trust assets	8,508,088	10,013,555	(15.0)

Total assets under advisement	$253,020,249	$238,479,084	6.1

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]

Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[4]

SunTrust presents total noninterest income, total revenue, and net income excluding the net gain on the sale of the Bond Trustee business. The Company believes total noninterest income, total revenue, and net income without the sale of the Bond Trustee business is more indicative of normalized operations.

PRELIMINARY DATA

Corporate Other and Treasury

(Dollars in thousands)     (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30 2007	September 30 2006	% Change[2]	September 30 2007	September 30 2006	% Change[2]
Statement of Income
Net interest income	$143,797	$43,274	NM %	$370,089	$170,442	NM %
FTE adjustment	4,690	3,908	20.0	13,140	11,411	15.2

Net interest income - FTE	148,487	47,182	NM	383,229	181,853	NM
Provision for loan losses[1]	45,055	26,212	71.9	57,714	62,113	(7.1)

Net interest income after provision for loan losses - FTE	103,432	20,970	NM	325,515	119,740	NM

Noninterest income before securities gains/(losses)	64,142	15,833	NM	136,387	46,507	NM
Securities gains/(losses), net	993	(91,455)	NM	237,412	(85,441)	NM

Total noninterest income	65,135	(75,622)	NM	373,799	(38,934)	NM

Noninterest expense before amortization of intangible assets	(10,598)	(24,071)	(56.0)	(68,184)	(66,990)	1.8
Amortization of intangible assets	222	222	-	664	667	(0.4)

Total noninterest expense	(10,376)	(23,849)	(56.5)	(67,520)	(66,323)	1.8

Income before provision for income taxes	178,943	(30,803)	NM	766,834	147,129	NM
Provision for income taxes	46,342	(47,898)	NM	228,337	(20,214)	NM
FTE adjustment	4,690	3,908	20.0	13,140	11,411	15.2
Net income	$127,911	$13,187	NM	$525,357	$155,932	NM

Total revenue - FTE	$213,622	($28,440)	NM	$757,028	$142,919	NM
Measures excluding securities gains/(losses), net[3]

Total revenue - FTE	$213,622	($28,440)	NM %	$757,028	$142,919	NM %
Securities (gains)/losses, net	(993)	91,455	NM	(237,412)	85,441	NM

Total revenue - FTE excluding net securities (gains)/losses	$212,629	$63,015	NM	$519,616	$228,360	NM

Net income	$127,911	$13,187	NM	$525,357	$155,932	NM
Securities (gains)/losses, net of tax	(616)	56,702	NM	(147,195)	52,973	NM

Net income excluding net securities (gains)/losses	$127,295	$69,889	82.1	$378,162	$208,905	81.0

Average Balance Sheet

Total loans	$583,989	$480,197	21.6%	$591,545	$409,011	44.6%
Securities available for sale	14,935,925	23,869,058	(37.4)	18,370,420	24,706,818	(25.6)
Goodwill	6,372	6,853	(7.0)	7,233	7,611	(5.0)
Other intangible assets excluding MSRs	4,756	5,623	(15.4)	4,966	5,845	(15.0)
Total assets	23,003,998	31,986,393	(28.1)	26,739,032	33,056,867	(19.1)
Total deposits (mainly brokered and foreign)	21,020,746	27,921,482	(24.7)	23,807,830	26,622,523	(10.6)

	September 30 2007	June 30 2007
Other Information
Duration of investment portfolio	4.6%	5.2%

Accounting net interest income interest rate sensitivity[4]:
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	0.6%	(0.8)%
Instantaneous 100 bp decrease in rates over next 12 months	(0.9)%	0.4%

Economic net interest income interest rate sensitivity[4]:
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	(0.6)%	0.3%
Instantaneous 100 bp decrease in rates over next 12 months	0.2%	(0.7)%

[1]	Provision for loan losses represents difference between net charge-offs for the lines of business and consolidated provision for loan losses.
[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[3]

SunTrust presents total revenue and net income excluding realized securities gains/losses. The Company believes total revenue and net income without the securities gains/losses is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven.

[4]

The recognition of interest rate sensitivity from an accounting perspective is different from the economic perspective due to the election of fair value accounting for the related interest rate swaps. The net interest income sensitivity profile from an economic perspective assumes the net interest payments from the related swaps were included in margin.

PRELIMINARY DATA

Consolidated - Segment Totals

(Dollars in thousands)     (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30 2007	September 30 2006	% Change[1]	September 30 2007	September 30 2006	% Change[1]
Statement of Income
Net interest income	$1,192,188	$1,151,392	3.5%	$3,552,031	$3,499,176	1.5%
FTE adjustment	27,055	22,468	20.4	75,436	64,089	17.7

Net interest income - FTE	1,219,243	1,173,860	3.9	3,627,467	3,563,265	1.8
Provision for loan losses	147,020	61,568	NM	308,141	146,730	NM

Net interest income after provision for loan losses - FTE	1,072,223	1,112,292	(3.6)	3,319,326	3,416,535	(2.8)

Noninterest income before securities gains/(losses)	818,148	950,747	(13.9)	2,615,244	2,671,660	(2.1)
Securities gains/(losses), net	991	(91,816)	NM	237,423	(85,854)	NM

Total noninterest income	819,139	858,931	(4.6)	2,852,667	2,585,806	10.3

Noninterest expense before amortization of intangible assets	1,266,425	1,179,707	7.4	3,705,170	3,567,161	3.9
Amortization of intangible assets	24,820	25,792	(3.8)	73,266	78,922	(7.2)

Total noninterest expense	1,291,245	1,205,499	7.1	3,778,436	3,646,083	3.6

Income before provision for income taxes	600,117	765,724	(21.6)	2,393,557	2,356,258	1.6
Provision for income taxes	152,898	207,668	(26.4)	695,230	681,052	2.1
FTE adjustment	27,055	22,468	20.4	75,436	64,089	17.7

Net income	$420,164	$535,588	(21.6)	$1,622,891	$1,611,117	0.7

Total revenue - FTE	$2,038,382	$2,032,791	0.3	$6,480,134	$6,149,071	5.4

Average Balance Sheet
Total loans	$119,558,699	$120,741,979	(1.0)%	$119,738,907	$119,065,976	0.6%
Goodwill	6,904,362	6,902,234	-	6,903,481	6,879,801	0.3
Other intangible assets excluding MSRs	336,692	406,741	(17.2)	351,063	429,101	(18.2)
Total assets	174,653,377	180,500,921	(3.2)	178,693,630	179,631,675	(0.5)
Total deposits	117,847,423	125,600,815	(6.2)	121,396,777	123,324,585	(1.6)

Performance Ratios
Efficiency ratio	63.35%	59.30%		58.31%	59.29%
Impact of excluding cost of intangible assets	(1.22)	(1.27)		(1.13)	(1.28)

Tangible efficiency ratio	62.13%	58.03%		57.18%	58.01%

1 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.